UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Dynex Capital, Inc.
(Name of Registrant as Specified in Its Charter)

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Dynex Capital, Inc.

Notice of Annual Meeting of Shareholders
and
Proxy Statement

Annual Meeting of Shareholders
June 5, 2013

DYNEX CAPITAL, INC.

April 26 , 2013

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Dynex Capital, Inc. (the “Company”) to be held at Le Parker Meridien Hotel located at 119 W. 56th Street, New York, New York on Wednesday, June 5, 2013, at 9:00 a.m. Eastern Time.

The business of the meeting is to consider and act upon the election of directors, to approve, in an advisory and non-binding vote, the compensation of our executive officers, to approve three amendments to our Restated Articles of Incorporation, and to ratify the selection of the auditors of the Company.

As permitted by rules adopted by the Securities and Exchange Commission, we are furnishing our proxy statement, 2012 Annual Report to Shareholders and proxy card over the Internet to most of our shareholders.  This means that most of our shareholders will initially receive only a notice containing instructions on how to access the proxy materials over the Internet.  This approach allows us to lower the costs of delivering the annual meeting materials and reduce the environmental impact of the meeting.  If you would like to receive a paper copy of the proxy materials, the notice contains instructions on how you can request copies of these documents.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you request to receive your proxy materials by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided. Instructions regarding all three methods of voting are contained in the proxy card. If you mail the proxy card and desire to vote your shares of common stock in accordance with management's recommendations, you need not mark your votes on the proxy but need only sign, date and return the proxy card in the envelope provided in order to record your vote.

Sincerely,

Thomas B. Akin
Chairman of the Board and
Chief Executive Officer

DYNEX CAPITAL, INC.
4991 Lake Brook Drive, Suite 100
Glen Allen, Virginia 23060
(804) 217-5800
___________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of Dynex Capital, Inc. (the “Company”) will be held at Le Parker Meridien Hotel located at 119 W. 56th Street, New York, New York on Wednesday, June 5, 2013, at 9:00 a.m. Eastern Time, to consider and act upon the following matters:

1.	To elect five (5) directors of the Company, to hold office until the next annual meeting and until their successors are elected and duly qualified; and

2.	To approve, in an advisory and non-binding vote, the compensation of the Company's named executive officers as disclosed in the accompanying Proxy Statement; and

3.	To approve an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 for general corporate purposes; and

4.	To approve an amendment to our Restated Articles of Incorporation to remove obsolete language regarding the Company’s 1999 reverse stock split; and

5.	To approve an amendment to our Restated Articles of Incorporation to remove obsolete language regarding the Series D 9.50% Cumulative Convertible Preferred Stock; and

6.	To vote on the ratification of the selection of BDO USA, LLP, independent certified public accountants, as auditors for the Company for the 2013 fiscal year; and

7.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 15, 2013, the record date, will be entitled to vote at the Annual Meeting.

Management desires to have maximum representation at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the accompanying Proxy Statement. If you receive these materials by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided. A proxy may be revoked by a shareholder at any time prior to its use by notice in writing to the Secretary of the Company, by submitting a later-dated proxy to the Secretary of the Company, by changing your vote via the toll-free telephone number or over the Internet or by attending the Annual Meeting and requesting to vote in person (provided that, if you hold your shares through a bank, broker or other holder of record and you wish to vote in person, you must bring a legal proxy or broker's proxy card to the meeting as proof of your authority to vote the shares).

By Order of the Board of Directors
Stephen J. Benedetti
Executive Vice President,
Chief Financial Officer, Chief Operating Officer, and Secretary
Dated: April 26 , 2013

DYNEX CAPITAL, INC.
4991 Lake Brook Drive, Suite 100
Glen Allen, Virginia 23060
(804) 217-5800
____________________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
June 5, 2013

To Our Shareholders:

This Proxy Statement is furnished to the holders of the common stock (“Common Stock”) of Dynex Capital, Inc. (the “Company”) in connection with the solicitation by the Company's Board of Directors of proxies to be used at the Annual Meeting of Shareholders of the Company to be held at Le Parker Meridien Hotel located 119 W. 56th Street, New York, New York on Wednesday, June 5, 2013, at 9:00 a.m. Eastern Time (the “Annual Meeting”). The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and its 2012 Annual Report to Shareholders available to most of our shareholders electronically via the Internet. On April 26 , 2013, we commenced mailing to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report and vote over the Internet. Most shareholders will not receive a printed copy of the proxy materials in the mail, unless specifically requested. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review over the Internet all of the important information contained in the Proxy Statement and Annual Report and on how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Wednesday, June 5, 2013
            The Proxy Statement and 2012 Annual Report to Shareholders are available on the Internet at:
www.envisionreports.com/DYNX

GENERAL INFORMATION

Solicitation

You have received these proxy materials because the Company's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by the Internet and the mail, and also may be made by personal interview, telephone and e-mail by directors and officers of the Company, acting without compensation other than their regular compensation. Brokerage houses and nominees will be requested to forward the proxy soliciting material to the beneficial owners of shares of Common Stock and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding these proxy materials to such beneficial owners. The Company has hired Georgeson Inc. to solicit proxies for a fee not to exceed $8,500, plus expenses and other customary charges.

Voting Rights

Holders of shares of Common Stock at the close of business on April 15, 2013, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On that date, 54,837,551 shares of Common Stock were outstanding, with each outstanding share of Common Stock entitled to one vote for each of the five directors nominated to be elected and one vote on each other matter presented at the Annual Meeting.

Quorum

The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of Common Stock will constitute a quorum for all matters presented at the Annual Meeting. Shares represented by proxy or in person at the Annual Meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote “for” or “against” such matter. “Broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote the shares, and (ii) the broker does not have discretionary voting power on a particular matter) will be treated in the same manner as abstentions. The election of directors and the advisory vote to approve the compensation of the Company's named executive officers are not considered routine matters and, therefore, brokers do not have discretionary voting power with respect to these proposals. The three amendments to the Company's Restated Articles of Incorporation and the ratification of the selection of BDO USA, LLP as the Company's auditors for the 2013 fiscal year are considered routine matters and, therefore, brokers do have discretionary voting power with respect to these proposals.

Vote Required

With regard to the election of Directors, votes may be cast in favor or withheld. If a quorum is present, the directors will be elected by a plurality of the votes cast in the election of Directors; therefore, abstentions, broker non-votes or withheld votes will have no effect on the outcome of the election.

With regard to the proposals to approve the amendments to our Restated Articles of Incorporation, votes may be cast in favor or against, or you may abstain from voting. If a quorum is present, each such proposal will be approved if the number of votes cast in favor of such proposal constitute a majority of the total votes entitled to be cast for such proposal. Abstentions and broker non-votes , if applicable, will count as votes entitled to be cast for such proposals but not as votes in favor of such proposals, and therefore will have the same effect as votes against such proposals.

For all other proposals, votes may be cast in favor or against, or you may abstain from voting. For these proposals, including the advisory vote to approve the compensation of the Company's named executive officers and ratification of the selection of BDO USA, LLP as the Company's auditors for the 2013 fiscal year, if a quorum is present, such proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions or broker non-votes will have no effect on the outcome of any such proposals.

Information about Voting

You will receive multiple Notices of Internet Availability of Proxy Materials or printed copies of the proxy materials if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts. You should vote the shares represented by each Notice of Internet Availability of Proxy Materials or proxy card you receive to ensure that all of your shares are voted.

Shareholders of record can vote in person at the Annual Meeting or by proxy. There are three ways for shareholders of record to vote by proxy:

•
By Telephone - you can vote by telephone toll-free by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card (you will need the control number on your Notice of Internet Availability of Proxy Materials or proxy card);

•
By Internet - you can vote over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card (you will need the control number on your Notice of Internet Availability of Proxy Materials or proxy card); or

•	By Mail - if you received these proxy materials by mail, you can vote by mail by signing, dating and mailing the proxy card in the postage-paid envelope provided.

Telephone and Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 3, 2013. If you hold shares in the Dynex Capital, Inc. 401(k) Plan, your voting instructions for those shares must be received by 5:00 p.m. Eastern Time on May 31, 2013 to allow sufficient time for voting by the trustee of the plan.

If your shares are held in the name of a bank, broker or other holder of record, you will receive voting instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers.

Revocability of Proxy

If you are a shareholder of record, you may change or revoke your proxy at any time before your shares are voted at the Annual Meeting, by any of the following methods:

•	By submitting a written notice of revocation to the Secretary of the Company by the close of business on June 3, 2013;

•	By submitting by the close of business on June 3, 2013 a completed proxy card bearing a later date than any other proxy submitted by you;

•
By toll-free telephone by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card (you will need the control number on your Notice of Internet Availability of Proxy Materials or proxy card) by 11:59 p.m. Eastern Time on June 3, 2013;

•
By visiting the web page listed on the Notice of Internet Availability of Proxy Materials or proxy card and following the instructions (you will need the control number on your Notice of Internet Availability of Proxy Materials or proxy card) by 11:59 p.m. Eastern Time on June 3, 2013; or

•	By attending the Annual Meeting and requesting to vote in person.

Your latest proxy card, telephone vote, or Internet proxy with respect to the same shares is the one that will be counted.

If your shares are held in the name of a bank, broker or other holder of record, you should contact the holder of record to change your vote.

Voting your shares by telephone or over the Internet or sending in a proxy card will not affect your right to attend the Annual Meeting and to vote in person. However, if your shares are held in the name of a bank, broker or other holder of record and you plan to vote in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker's proxy card to bring to the Annual Meeting as proof of your authority to vote the shares.

If you vote in time for the Annual Meeting using the proxy, the individuals named on the proxy (your “proxies”) will vote your shares of Common Stock in accordance with the choices you specified. If you properly submit a proxy without indicating your instructions, the shares of Common Stock represented by such proxy will be voted FOR the election of the nominees named in this Proxy Statement as directors, FOR the approval of the compensation of the Company's named executive officers, FOR the approval of an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000, FOR the approval of an amendment to our Restated Articles of Incorporation to remove obsolete language regarding the Company’s 1999 reverse stock split, FOR the approval of an amendment to our Restated Articles of Incorporation to remove obsolete language regarding the Series D 9.50% Cumulative Convertible Preferred Stock, and FOR ratification of the selection of BDO USA, LLP as the Company's auditors for the 2013 fiscal year.

Directions to Annual Meeting
Directions to attend the Annual Meeting, where you may vote in person, may be obtained by calling Investor Relations at (804) 217-5897.

Other Matters

The management and the Board of Directors of the Company know of no other matters to come before the Annual Meeting other than those stated in the Notice of Annual Meeting of Shareholders. However, if any other matters are properly presented to the shareholders for action, it is the intention of the individuals named in the proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Annual Report on Form 10-K

The Company's Annual Report on Form 10-K, including financial statements for the year ended December 31, 2012, which is available on the Internet as set forth in the Notice of Internet Availability of Proxy Materials and is being mailed together with this Proxy Statement to shareholders who receive the proxy materials by mail, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Pursuant to Virginia law and our Articles of Incorporation, directors of the Company are to be elected by the holders of shares of Common Stock at the Annual Meeting to serve until the next annual meeting and until their successors are elected and duly qualified. On the recommendation of the Nominating & Corporate Governance Committee, the Board of Directors has nominated Thomas B. Akin, Byron L. Boston, Michael R. Hughes, Barry A. Igdaloff, and James C. Wheat, III for election by the holders of shares of Common Stock to the Board of Directors at the Annual Meeting.

Current director Daniel K. Osborne notified the Nominating & Corporate Governance Committee that he would not stand for re-election to the Company's Board of Directors at the 2013 Annual Meeting. Since joining the Board of Directors in 2005, Mr. Osborne has been a valuable contributor to the Board and the committees on which he has served. Mr. Osborne will continue to serve as a director until the Annual Meeting. In connection with Mr. Osborne not standing for re-election at the Annual Meeting, the Board of Directors has reduced its size to five members effective as of the Annual Meeting while the search is underway for a new director.

Unless otherwise indicated, a proxy will be voted FOR the election of Messrs. Akin, Boston, Hughes, Igdaloff, and Wheat to the Board of Directors. Each Director nominee has agreed to serve if elected. Selected biographical information regarding each Director nominee is set forth below.

Although it is anticipated that each Director nominee will be able to serve, should any nominee become unavailable to serve, the shares represented by each proxy will be voted for another person or persons designated by the Company's Board of Directors. In no event will a proxy be voted for more than five Directors.

Board of Directors Nominees

The following information sets forth as of April 15, 2013, the names, ages, principal occupations and business experience for the Company's Director nominees. In addition to the information presented below regarding each Director nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our Director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board. Finally, we value their significant experience on other public company boards of directors and board committees. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years.

Thomas B. Akin (60) has been a director of Dynex Capital, Inc. since May 2003, Chairman since May 30, 2005, and on February 4, 2008 accepted the position of Chief Executive Officer of the Company. Mr. Akin also founded and has served as the managing member of Talkot Capital, LLC, which is the sole general partner of the Talkot Fund, L.P., located in Sausalito, California since 1995. Mr. Akin is also a limited partner of the Talkot Fund, L.P. From 1981 to 1994, Mr. Akin held various positions at Merrill Lynch Institutional Services. Prior to Merrill Lynch, Mr. Akin was an employee of Salomon Brothers from 1978 to 1981. Mr. Akin also currently serves on the board of See Kai Run. Mr. Akin previously served on the boards of Acacia Research Corporation, Advance Data Exchange, Centriv Services, Inc., CombiMatrix Corporation, and eFAX.com (including as Chairman of the Board of Centiv Services, Inc., CombiMatrix Corporation, and eFAX.com). Mr. Akin holds a B.A. from the University of California at Santa Cruz and an M.B.A. from the Anderson School of Management, UCLA.

We believe Mr. Akin's qualifications to serve on our Board of Directors include his extensive background in evaluating investments in private and public companies, including over 30 years of experience in the financial and investment industries. Mr. Akin has significant experience in investing in mortgage REITs through his experience as managing member at Talkot Capital. Mr. Akin also has experience managing and advising organizations which have special investment needs. Mr. Akin's significant service as a director of several other companies also demonstrates that he has the leadership skills required to serve as Chairman of the Company.

Byron L. Boston (54) became a director of the Company in March 2012. Since March 1, 2012, he has served as President and Chief Investment Officer, having held the position of Chief Investment Officer since April 2008. From November 2006 to

April 2008, Mr. Boston was the President of Boston Consulting Group, which provided advice on business strategies for its clients. From January 2004 to October 2006, Mr. Boston was Executive Vice President of Sunset Financial Resources, Inc. Prior to this, Mr. Boston was a senior officer for the Freddie Mac Corporation from 1997 to 2003. From 1981 to 1997, Mr. Boston held banking and trading positions at New York investment banking firms. Mr. Boston holds an A.B. in Economics and Government from Dartmouth College and an M.B.A. in Finance and Accounting from the Graduate School of Business, University of Chicago.

We believe Mr. Boston's qualifications to serve on our Board of Directors include his background as Chief Investment Officer of the Company, as well as his eight years of experience with REIT investments, his leadership positions at the Freddie Mac Corporation and Sunset Financial Resources, Inc., and his Wall Street credit and capital markets experience. These experiences allow Mr. Boston to offer a different perspective on the Company's current and future business operations regarding investments, which is valuable resource for our Board of Directors.

Michael R. Hughes (52) became a director of the Company in November 2010. Mr. Hughes is currently an analyst at Ascend Capital Management and serves as the President of the Board of Trustees of the Bentley School in Oakland, California. Prior to beginning his position at Ascend Capital Management in 2012 and at the Bentley School in 2009, Mr. Hughes was a partner and portfolio manager of Osterweis Capital Management from 2005 to 2008. From 1989 to 2005, Mr. Hughes was the First Vice President of Merrill Lynch Financial Institutions Research. Mr. Hughes began his career as an equity analyst at Dean Witter Reynolds in 1986. Mr. Hughes serves as the Chairman of the Compensation Committee and as a member of the Audit Committee and the Nominating & Corporate Governance Committee for the Company. Mr. Hughes holds an A.B. from the University of California at Berkley in Geophysics. Mr. Hughes was awarded the Chartered Financial Analyst (CFA) designation in 1991.

We believe Mr. Hughes' qualifications to serve on our Board of Directors include his background as a portfolio manager of financial institutions, as well as his extensive experience as a securities analyst overseeing equity analysis for mortgage companies, mortgage REITs, consumer and commercial finance, and government agencies including Fannie Mae and Freddie Mac. These experiences, coupled with Mr. Hughes' substantial financial expertise, allow him to offer significant insights and advice, thus making him a valuable addition to our Board.

Barry A. Igdaloff (58) has been a director of the Company since 2000. Mr. Igdaloff has been a registered investment advisor and the sole proprietor of Rose Capital in Columbus, Ohio, since 1995. Mr. Igdaloff graduated from Indiana University in 1976 with a B.S.B. in accounting and from The Ohio State University in 1978, with a Juris Doctorate degree. Mr. Igdaloff is a non-practicing certified public accountant and a non-practicing attorney. Mr. Igdaloff currently serves on the Board of Directors of Novation Companies, Inc. and serves on its audit committee. Previously, Mr. Igdaloff served on the board of Guest Supply, Inc. Mr. Igdaloff serves as the Chairman of the Audit Committee and as a member of the Compensation Committee and the Nominating & Corporate Governance Committee for the Company.

We believe Mr. Igdaloff's qualifications to serve on our Board of Directors include his financial expertise and his years of experience as an investment advisor, attorney, and accountant. Investment, legal, and accounting issues impact the Company in various ways, and Mr. Igdaloff's ability to draw on his experience in these professions allows him to contribute a unique perspective to the Board of Directors. In addition, as a result of his financial expertise and prior audit committee service, Mr. Igdaloff provides valuable insight and advice to our Board of Directors regarding our financial risk exposures and financial reporting matters.

James C. Wheat, III (60) joined the Board of Directors in August 2008. Mr. Wheat is the co-founder and managing director of Colonnade Capital Corporation, a private equity firm dedicated to sponsoring friendly growth buyouts of middle market companies. Since 1995, Mr. Wheat has also been the manager of Jasper, LLC, an investment firm investing in publicly traded securities, hedge funds, private equity and debt, and real estate, and has been the manager of Blandfield Associates, LLC, a timberland and working farm, since 1992. In addition, Mr. Wheat has been a general partner of Riverfront Partners since 1992. Mr. Wheat was the Chairman of the Virginia Retirement System from 1997 to 2000. He was the managing director and a member of the board of directors of Wachovia Securities (formerly Wheat First Securities) from 1984 to 1993. Mr. Wheat serves as the Chairman of the Nominating & Corporate Governance Committee and as a member of the Audit Committee and the Compensation Committee for the Company. Mr. Wheat earned a B.A. from Hampden-Sydney College in 1975 and an M.B.A. from the University of Virginia in 1978.

We believe Mr. Wheat's background as a managing director and board member of financial services companies provides him the necessary depth of experience to implement our business strategy as a member of our Board of Directors. In addition, as a result of his entrepreneurial and management experience, Mr. Wheat has developed operational and organizational acumen, which is a valuable resource for our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE DIRECTOR NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE
AND THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company's Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company's business through discussions with the Chairman of the Board and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices followed by the Company are summarized below.

Director Independence

The Board of Directors has adopted Corporate Governance Guidelines that set forth the practices of the Board with respect to its size, criteria for membership and selection to the Board, committees of the Board, meetings and access to management, director compensation, director orientation and continuing education, annual performance evaluation of the Board, director responsibilities, annual review of performance of the Chief Executive Officer and management succession and ethics and conduct. The Guidelines are available on the Company's web page at www.dynexcapital.com under “Investor Relations - Corporate Information - Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company, 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060.

The Board of Directors in its business judgment has determined that Messrs. Hughes, Igdaloff, and Wheat, as well as Mr. Osborne, who will not stand for re-election to the Board at the Annual Meeting, are independent as defined by New York Stock Exchange listing standards. In reaching this conclusion, the Board considered whether the Company and its subsidiaries conduct business and have other relationships with organizations of which certain members of the Board or members of their immediate families are or were directors or officers. In addition, the Board considered all relevant facts and circumstances, including relationships that a director may have due to his status as an investor in an entity that may have a relationship with the Company. In determining the independence of each director, the Board considered that Mr. Hughes and Mr. Wheat are both investors in the Talkot Fund, L.P., of which Mr. Akin is the managing general partner and a limited partner.  As part of its analysis, the Board considered the size of Mr. Hughes' and Mr. Wheat's investments in the Talkot Fund, L.P. and in each case concluded that the investment was not material to the director, either in terms of the percentage of the fund represented by the investment or the percentage of the director's net worth invested in the fund.  Based partly on this determination and partly on the passive nature of their investments, the Board concluded that these relationships are not material to the evaluation and do not impair the ability of Mr. Hughes or Mr. Wheat to exercise independent judgment as directors.

Consistent with the New York Stock Exchange listing standards, the Company's Corporate Governance Guidelines establish categorical standards under which, except with respect to members of the Audit Committee and the Compensation Committee, the following relationships between a non-employee director and the Company will not be considered to be material:

•
if during any twelve month period within the last three years, the director or any immediate family member of the director received $120,000 or less in direct compensation from the Company, excluding director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
if during each of the current fiscal year and three most recent fiscal years, the director is, or was, an executive officer or an employee (or has, or had, an immediate family member who is, or was, an executive officer) of another company that made payments to, or received payments from, the Company for property or services in an amount which, in each of the last three fiscal years, did not exceed the greater of $1 million or 2% of such other company's consolidated gross revenues; or

•
if the director serves as an executive officer of a charitable organization to which the Company made charitable contributions that did not exceed the greater of $1 million, or 2% of such charitable organization's consolidated gross revenues in each of the last three fiscal years.

None of the Company's directors, their immediate family members, or organizations in which they are a partner, shareholder or officer, are engaged in any relationships with the Company, except Mr. Akin as Chief Executive Officer and Mr. Boston as President and Chief Investment Officer.

Code of Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and employees of the Company and each of its subsidiaries, including the Company's Chief Executive Officer and Chief Financial Officer. The Code addresses such topics as compliance with applicable laws, conflicts of interest, use and protection of Company assets, confidentiality, dealings with the press and communications with the public, accounting and financial reporting matters, fair dealing, discrimination and harassment and health and safety. It is available on the Company's web page at www.dynexcapital.com under “Investor Relations - Corporate Information - Corporate Governance”. A printed copy of the Code is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

We intend to provide any required disclosure of an amendment to or waiver from the Code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on the Company's web page at www.dynexcapital.com under “Investor Relations- Corporate Information - Corporate Governance” promptly following the amendment or waiver. We may elect to disclose any such amendment or waiver in a report on Form 8-K filed with the SEC either in addition to or in lieu of the web page disclosure.

Board and Committee Meeting Attendance

In 2012, there were seven meetings of the Board of Directors. Each director attended 90% or more of the aggregate number of meetings of the Board and of the committees on which he served.

Board Leadership Structure

The Company's Chairman of the Board also serves as the Chief Executive Officer. Therefore, under the Company's Corporate Governance Guidelines, the Company has designated a Lead Independent Director to serve as Chairman of the Nominating & Corporate Governance Committee, to assist the Chairman of the Board with Board-related matters, and to act, as necessary, as a liaison between the independent directors and the Chairman of the Board. The Lead Independent Director also presides at all executive sessions and other meetings of non-employee directors and has the power to call meetings of non-employee directors. In addition, the Lead Independent Director provides input to the Chairman of the Board in determining the agenda for each Board meeting. The Company believes that, at this time, having one person serve as both Chief Executive Officer and Chairman of the Board demonstrates to its employees and shareholders that the Company is under strong leadership. The Board of Directors annually reviews the Company's corporate governance structure to ensure that it remains the most appropriate structure for the Company and its shareholders. The Company believes that, at this time, its leadership structure enables the single leader of both management and the Board to lead the Company through the current challenging economic times, with appropriate support from the Lead Independent Director and the committee chairmen, each of whom is an independent director.

Board Oversight of Risk Management

Directors are expected to apply themselves to understanding the Company's business and its significant risks. The Board of Directors through the Investment Committee oversees the investment activities of the Company and the risks related to these activities. The Investment Committee regularly receives presentations from senior management regarding the Company's risk profile and its risk management strategies. As part of that process, the Investment Committee oversees the Company's compliance with the investment and investment risk policies of the Company, including notification to the Board if these risk limits are approached or exceeded. Management reviews these risk limits with the Investment Committee generally quarterly. In addition, the Audit Committee, comprised solely of independent directors, discusses with management, the independent auditor and the Company's internal auditor the Company's policies and practices with respect to risk assessment and risk management with an emphasis on risks related to financial reporting and controls. The Company believes that its leadership structure promotes effective Board oversight of risk management as the Audit and Investment Committees of the Board are comprised primarily of independent directors and actively monitor the Company's policies and practices with respect to risk assessment and risk management, and the directors are provided with the information necessary to evaluate the Company's significant risks and strategies for addressing them.

Executive Sessions

Executive sessions where non-employee directors meet on an informal basis are scheduled either before or after regularly scheduled Board meetings. At least once a year the Board schedules an executive session including only independent directors. Such sessions are chaired by the Lead Independent Director who by operation of our Corporate Governance Guidelines is the

Chairman of the Nominating & Corporate Governance Committee. Mr. Wheat is currently the Lead Independent Director and serves as chairman for executive sessions.

Communications with Directors

Any director may be contacted by writing to him c/o the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Communications to the non-management directors as a group may be sent to the Lead Independent Director c/o the Secretary of the Company at the same address. The Company promptly forwards, without screening, any correspondence to a specified director to such director.

Committees of the Board

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee. The Board also has established an Investment Committee, which is not considered a standing committee of the Board.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board's oversight responsibility to the shareholders relating to the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company's independent auditor and the performance of the internal audit function. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Committee operates under a written charter last amended by the Board in March 2012. The Audit Committee Charter is available on the Company's web page at www.dynexcapital.com under “Investor Relations - Corporate Information - Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The current members of the Audit Committee are Messrs. Igdaloff (Chairman), Hughes and Wheat. The members of the Audit Committee during 2012 were Messrs. Osborne (Chairman), Igdaloff and Wheat. Each of the current members of the Audit Committee is, and each member who served on the Audit Committee during 2012 was, as determined by the Board in its business judgment, independent for audit committee purposes as defined by regulations of the SEC and the New York Stock Exchange listing standards. The Board of Directors also has determined that all of the current Audit Committee members are, and all of the members who served on the Audit Committee during 2012 were, financially literate as such term is used in the New York Stock Exchange listing standards and that Mr. Igdaloff qualifies as an audit committee financial expert as defined by regulations of the SEC.

The Audit Committee met four times in 2012. For additional information regarding the Committee, see “Audit Information - Audit Committee Report” on page 35 of this Proxy Statement.

Compensation Committee

The Compensation Committee performs the responsibilities of the Board of Directors relating to compensation of the Company's executives. The Committee's responsibilities include reviewing and approving corporate goals and objectives relevant to compensation of the Company's Chief Executive Officer, evaluating the Chief Executive Officer's performance annually in light of those goals and objectives and determining and approving the Chief Executive Officer's compensation level based on this evaluation; reviewing and approving the compensation for executive officers, including their corporate goals and objectives; reviewing and discussing the Compensation Discussion and Analysis required by the rules of the SEC with senior management and based upon such review and discussion, recommending to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K or proxy statement, as applicable; producing a Compensation Committee Report as required by the rules of the SEC to be included in the Company's annual proxy statement; overseeing an annual review of the Company's policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives, and, based on the review, making any changes to such policies and practices that the Committee deems to be appropriate; reviewing and approving any employment-related agreement or other compensation arrangement, or transaction with senior management; making recommendations to the Board with respect to annual and long-term incentive compensation and equity-based plans; administering the Company's equity-based, deferral and other compensation plans approved by the Board from time to time; reviewing any significant changes in the Company's tax-qualified employee benefit plans; recommending to the Board for approval director compensation; and reviewing annually with the Chief Executive Officer management succession planning and management development activities and strategies. The Committee has not in the past delegated the authorities granted it under its written charter given that it has typically consisted of four or fewer members. In discharging its responsibilities with respect to compensation matters, to date the Committee has not solicited the input of consultants, although the Committee is currently interviewing compensation consultants to advise the Committee on executive compensation matters during 2013. Rather, management of the Company, at the Committee's request, will periodically conduct reviews of the compensation practices of similar public companies. See further discussion at “Executive Compensation - Compensation Discussion and Analysis” on page 14 of this Proxy Statement. The Compensation Committee is currently formulating its plans with respect to succession planning.  No timetable has been set for determining succession planning. The Committee operates under a written charter last amended by the Board in March 2012. The Charter of the Compensation Committee is available on the Company's web page at www.dynexcapital.com under “Investor Relations - Corporate Information - Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The current members of the Compensation Committee are Messrs. Hughes (Chairman), Igdaloff and Wheat. The members of the Compensation Committee during 2012 were Messrs. Hughes (Chairman), Osborne and Wheat. Each of the current members of the Compensation Committee is, and each member who served on the Compensation Committee during 2012 was, as determined by the Board in its business judgment, independent as defined by the New York Stock Exchange listing standards.

The Committee met four times in 2012. For additional information regarding the Committee, see “Executive Compensation - Compensation Discussion and Analysis” on page 14 of this Proxy Statement.

Analysis of Risk Associated with Compensation Policies and Practices

The Compensation Committee oversees an annual review of our compensation programs to determine whether such programs encourage excessive risk taking by our employees. Our most recent review was conducted in March 2013. Management and the Compensation Committee participated in the review, which included identification of the relevant compensation policies and practices, review of potential related risks, and analysis of risk-mitigating factors, including the Company's system of internal controls and oversight. The Compensation Committee determined that the potential risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company. This determination has taken into account the structure of our compensation programs, the amount of cash compensation available to employees in the form of base salary, the involvement of the Compensation Committee in setting compensation for executive officers and in particular for those individuals who can commit the Company's capital or who manage the Company's risk, and the oversight of the Board of Directors in monitoring certain risk tolerances and internal controls.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee oversees the annual evaluation process of the directors, develops qualifications for director candidates, recommends to the Board of Directors persons to be nominated to serve as directors of the Company and monitors developments in, and makes recommendations to the Board concerning, corporate governance practices. The Committee also acts as the Company's nominating committee. The Committee operates under a written charter last amended by the Board in March 2013. The Charter of the Nominating & Corporate Governance Committee is available on the Company's web page at www.dynexcapital.com under “Investor Relations - Corporate Information - Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Nominating & Corporate Governance Committee are Messrs. Wheat (Chairman), Hughes and Igdaloff, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Committee met twice in 2012.

The Nominating & Corporate Governance Committee considers candidates for the Board based upon several criteria, including but not limited to their broad-based business and professional skills and experience, concern for the long-term interest of the Company's shareholders, personal integrity and judgment, and knowledge and experience in the Company's industry. The Committee further considers each candidate's independence, as defined by the New York Stock Exchange listing standards. All candidates must have time available to devote to Board duties and responsibilities.

The Nominating & Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee will consider various potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year.

Shareholders entitled to vote for the election of directors may submit candidate recommendations for consideration by the Nominating & Corporate Governance Committee if the Company receives timely written notice, in proper form, for each such recommended director candidate. If the notice is not timely and in proper form, the Committee reserves the right to not consider the candidate. Whether the Committee considers the nomination of such candidate depends on the facts and circumstances of the nomination at that time. To be timely, any shareholder desiring to recommend a candidate to be considered by the Nominating & Corporate Governance Committee for nomination at the 2014 Annual Meeting of Shareholders must submit such recommendation in writing to the Secretary of the Company no later than January 2, 2014.

In considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, including candidates recommended by shareholders, the Nominating & Corporate Governance Committee will apply the criteria set forth in the Company's Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, age, experience, accounting and financial expertise, commitment, diligence, reputation, civic and community relationships, conflicts of interest and the ability to act in the interests of all shareholders. The Committee values diversity in its broadest sense and seeks nominees with a complementary range of opinions, industry knowledge, experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. The Committee recommends to the Board nominees as appropriate based on these principles.

The Board has concluded that each director nominee possesses the personal traits described above. In considering the director nominees' individual experience, qualifications, attributes and skills, the Board has concluded that the appropriate experience, qualifications, attributes and skills are represented for the Board as a whole and for each of the Board's committees. In addition, each director nominee possesses characteristics that led the Board to conclude that such person should serve as a director. The specific experience, qualifications, attributes and skills that the Board believes each director nominee possesses are discussed under “Proposal One - Election of Directors”, beginning on page 5 .

Under the Company's Corporate Governance Guidelines, directors may not stand for reelection after reaching age 70, except that individuals who were serving as directors on March 11, 2010 may not stand for reelection past age 75.

A shareholder entitled to vote for the election of directors may directly nominate a candidate for election at the 2014 Annual Meeting of Shareholders if written notice of the shareholder's intent to nominate such person for election as director has been given, either by personal delivery or by certified mail, postage prepaid, to the Secretary of the Company and received by either (i) no later than January 26, 2014 and no earlier than October 28, 2013 ; or (ii) if the 2014 Annual Meeting is held more than 30 days before or after June 5, 2014, then no less than 90 days prior to the 2014 Annual Meeting. The notice must set forth (i) as to the shareholder giving the notice, (1) the name and address, as they appear on the Company's stock transfer books, of such shareholder, (2) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (3) the number of shares of stock of the Company beneficially owned by such shareholder, and (4) a description of all arrangements or understandings between such shareholder and the nominee and any other person or persons pursuant to which the nomination is to be made by the shareholder; and (ii) as to the person whom the shareholder proposes to nominate for election as a director, (1) the name, age, business address and, if known, residence address of such person, (2) the principal occupation or employment of such person, (3) the number of shares of Company stock beneficially owned by such person, (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), including a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director, and (5) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. All five of the then-serving directors, as well as Byron L. Boston, who was a nominee for the Board, attended the 2012 Annual Meeting of Shareholders.

Directors' Compensation

Director compensation is reviewed and approved by the Board of Directors based on recommendations of the Compensation Committee of the Board. The Compensation Committee will review director compensation annually in an effort to determine if the Company pays competitive compensation to attract and retain highly-qualified individuals.

For 2012, each non-employee director received an annual fee of $36,000 (prorated for the number of months served in the case of a director who leaves or joins the Board during the year), plus $1,000 for each meeting of the Board of Directors and Audit Committee attended and $750 for each meeting of any other committee attended. The Chairman of the Audit Committee received an additional annual fee of $7,000, and each of the chairmen of the remaining committees received an additional annual fee of $3,500. The non-employee directors' cash compensation is expected to remain unchanged in 2013.

Directors are reimbursed expenses related to their attendance at Board of Director or committee meetings.

For 2012, non-employee directors received a grant of 5,000 shares of restricted Common Stock which shares will vest at the end of one year. The Company's practice is to grant such shares as of the first Friday following each year's annual meeting of shareholders.

The following table shows the compensation earned by each of the directors for service during 2012:

DIRECTOR COMPENSATION FOR 2012

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Option Awards (3)	All Other Compensation (4)	Total
Michael C. Hughes	$54,750	$45,450	$—	$5,750	$105,950
Barry A. Igdaloff	55,750	45,450	—	5,750	106,950
Daniel K. Osborne (5)	62,250	45,450	—	5,750	113,450
James C. Wheat, III	55,000	45,450	—	5,750	106,200
___________
* Columns for “Non-Equity Incentive Plan Compensation”and“Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.

(1)
Thomas B. Akin, the Company's Chairman of the Board and Chief Executive Officer, and Byron L. Boston, President and Chief Investment Officer, are not included in this table as they are employees of the Company. Mr. Akin's and Mr. Boston's compensation for service as executive officers is included in the Summary Compensation Table on page 24.

(2)
The amounts in this column reflect the aggregate grant date fair value of grants of restricted stock to each listed director on May 18, 2012, calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 11 to the Company's audited financial statements for the fiscal year ended December 31, 2012 included in the Company's Annual Report on Form 10-K filed with the SEC on March 8, 2013. As of December 31, 2012, each of Messrs. Hughes, Igdaloff, Osborne, and Wheat had outstanding 5,000 shares of restricted stock.

(3)
There were no stock options granted in 2012. As of December 31, 2012, Messrs. Igdaloff and Osborne each had 5,000 stock options outstanding and Messrs. Hughes and Wheat had no outstanding stock options.

(4)	The amounts in this column reflect the amount of dividends paid in 2012 on unvested restricted stock held by the directors.

(5)	Mr. Osborne is not standing for re-election as a director of the Company at the 2013 Annual Meeting.

OWNERSHIP OF STOCK

Security Ownership of Management

The following table sets forth information regarding the beneficial ownership of shares of Common Stock and Preferred Stock as of April 2, 2013, by: (a) each director of the Company, (b) each named executive officer of the Company, (c) all directors and executive officers of the Company as a group. Unless otherwise indicated, each person has sole investment and sole voting power with respect to the securities shown. The business address of each director and named executive officer is the Company's principal address.

	Common Stock		Series A Preferred Stock (1)
Name	Shares	Percentage (2)	Shares	Percentage (3)
Thomas B. Akin (4)	2,490,798	4.55%	—	—
Stephen J. Benedetti (5)	190,767	*	—	—
Byron L. Boston (6)	263,541	*	—	—
Michael R. Hughes (7)	136,682	*	—	—
Barry A. Igdaloff (8)	927,222	1.70%	4,500	*
Daniel K. Osborne (9)	33,790	*	—	—
James C. Wheat, III (10)	70,000	*	—	—
All directors and executive officers as a group (7 persons)	4,112,800	7.51%	4,500	*
_______________

*	Percentage of ownership is less than one percent of the outstanding shares.

For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days (“presently exercisable”).

(1)
The shares of Series A Preferred Stock are nonvoting except in very limited circumstances affecting the rights of the holders of such shares and are not convertible into Common Stock except in connection with certain change in control events.

(2)
Each percentage is based on 54,697,951 shares of Common Stock issued and outstanding and is based on the assumption that the beneficial owner has exercised all presently exercisable stock options and/or stock appreciation rights.

(3)	Each percentage is based upon 2,300,000 shares of Series A Preferred Stock issued and outstanding.

(4)
Amount includes 1,305,083 shares of Common Stock owned by Talkot Fund, L.P., of which Mr. Akin is the managing general partner, 14,394 shares of Common Stock owned by Mr. Akin's spouse over which Mr. Akin shares voting and investment power, and 32,500 shares held in a trust account of which Mr. Akin's spouse is the trustee and over which Mr. Akin shares voting and investment power. Amount includes 150,502 restricted shares of Common Stock over which Mr. Akin does not have investment power until such shares vest. Amount also includes 5,000 shares of Common Stock that Mr. Akin has the right to acquire through the exercise of presently exercisable stock options.

(5)
Amount includes 68,710 restricted shares of Common Stock over which Mr. Benedetti does not have investment power until such shares vest and 25,000 shares of Common Stock that Mr. Benedetti has the right to acquire through the exercise of presently exercisable stock appreciation rights.

(6)	Amount includes 180,236 restricted shares of Common Stock over which Mr. Boston does not have investment power until such shares vest.

(7)
Amount includes 6,200 shares of Common Stock held in Mr. Hughes' spouse's IRA account and 32,700 shares of Common Stock held in Mr. Hughes' mother-in-law's account, over which accounts Mr. Hughes shares voting and investment power. Amount also includes 5,000 restricted shares of Common Stock over which Mr. Hughes does not have investment power until such shares vest on May 17, 2013.

(8)
Amount includes 605,892 shares of Common Stock and 4,500 shares of Series A Preferred Stock owned by clients of Rose Capital, of which Mr. Igdaloff is the sole proprietor. Mr. Igdaloff shares the power to vote and dispose of such shares. Amount also includes 4,175 shares of Common Stock owned by Mr. Igdaloff's three adult children, over which Mr. Igdaloff shares voting and investment power. Amount also includes 5,000 shares of Common Stock that Mr. Igdaloff has the right to acquire through the exercise of presently exercisable stock options, and 5,000 restricted shares of Common Stock over which Mr. Igdaloff does not have investment power until such shares vest on May 17, 2013.

(9)
Amount reflects 21,468 shares of Common Stock owned by Vantage Pointe Capital Partners LP, of which Mr. Osborne is the managing member of its general partner, and 2,322 shares of Common Stock held in Mr. Osborne's spouse's IRA account. Amount also includes 5,000 shares of Common Stock that Mr. Osborne has the right to acquire through the exercise of presently exercisable stock options, and 5,000 restricted shares of Common Stock over which Mr. Osborne does not have investment power until such shares vest on May 17, 2013. Mr. Osborne will not stand for re-election as a director of the Company at the 2013 Annual Meeting.

(10)
Amount includes 5,000 shares of Common Stock held in a trust account and 10,000 shares of Common Stock held in an IRA account, over which accounts Mr. Wheat shares voting and investment power. Amount also includes 5,000 restricted shares of Common Stock over which Mr. Wheat does not have investment power until such shares vest on May 17, 2013.

Common Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of shares of Common Stock by persons or entities known by the Company to be beneficial owners of more than 5% of our voting securities as of April 2, 2013 .

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Thornburg Investment Management, Inc. (1) 2300 North Ridgetop Road Sante Fe, NM 87506	4,562,000 shares	8.34%

(1)
Based solely on information as of December 31, 2012 contained in Amendment No. 1 to Schedule 13G filed with the SEC on January 30, 2013 by Thornburg Investment Management, Inc., including notice that it has sole investment and sole voting power as to 4,562,000 shares of Common Stock; the percentage is based on 54,697,951 shares of Common Stock issued and outstanding on April 2, 2013 .

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and controller, and any persons who own more than 10% of the outstanding shares of Common Stock to file with the SEC reports of ownership and changes in ownership of Common Stock. Our directors, executive officers and controller are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Generally, we will prepare all Section 16(a) filings with the SEC for our directors, executive officers and controller. Based solely on a review of the copies of such reports filed with the SEC and written representations from our directors, executive officers and controller that no other reports were required, we believe that our directors, executive officers and controller complied with all such reporting requirements during 2012, except for Mr. Igdaloff who reported one transaction late on a Form 4.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary

The Compensation Committee oversees the administration of our compensation programs and makes decisions relating to the compensation of our executive officers who are also referred to as our "named executive officers". The Compensation Committee intends that the compensation paid to the executive officers be consistent with our overall compensation philosophy.

Our compensation philosophy is designed to attract and retain highly skilled and motivated employees who will manage the Company in a manner to promote our growth and profitability, preserve our capital and advance the interests of our shareholders. We incorporate a pay-for-performance philosophy into the design of our compensation programs by linking compensation to our operating performance in some manner and to the attainment of corporate and individual objectives. The primary elements of our compensation programs are base salary, annual bonuses, long-term equity-based awards and to a lesser extent, other benefits or agreements.

With respect to annual bonuses, we have a Performance Bonus Program that compensates our executive officers based on individual as well as corporate performance. The criteria for the Performance Bonus Program include (i)the Company's profitability as measured by return on equity, (ii) the achievement of corporate and individual goals, and (iii) the growth in the capital base of the Company in a manner which best suits the interests of its shareholders. In 2012, approximately 48% of our executive officers' total compensation was linked to the performance of the Company through the Performance Bonus Program.

During 2012 we generated net income to common shareholders of $72.0 million, an increase of approximately 81% over 2011 net income to common shareholders of $39.8 million. Net income to common shareholders for 2011 included $8.5 million in litigation costs incurred during the year and 2012 had no such costs. Otherwise the increase was due primarily to the growth in the Company's investment portfolio. During 2012, we earned $1.35 per diluted common share versus $1.03 in 2011, an increase of 31% and we declared $1.15 per share in common dividends in 2012 versus $1.09 in 2011. We also significantly increased shareholders' equity in 2012 while increasing book value per common share by $1.10, from $9.20 at December 31, 2011 to $10.30 at December 31, 2012. On a total return basis (defined as dividends declared plus the change in book value), the Company earned $2.25 per common share for its shareholders in 2012 which equates to a 24% return relative to the $9.20 book value at December 31, 2011.

In recognition of their performance and the performance of the Company in 2012, in March 2013, the Compensation Committee approved payments under the Performance Bonus Program to our executive officers of $2.8 million, consisting of $1.4 million in cash bonuses and $1.4 million in restricted stock vesting ratably over the next three years. In 2011, the Compensation Committee approved payments to our executive officers under the Performance Bonus Program of $1.6 million, consisting of $1.0 million in cash bonuses and $0.6 million in restricted stock. In addition, the Compensation Committee approved in March 2013, the award of restricted common shares with a grant date fair value of $0.6 million under our long-term incentive program vesting ratably over a four year period, to our executive officers. Including (i) annual base salaries for 2012, (ii) annual bonus compensation pursuant to the Performance Bonus Program (paid in 2013), and (iii) long-term incentive awards (granted in 2013), total compensation for Mr. Akin increased 25% to $1.8 million from $1.5 million for 2011, Mr. Boston's total compensation increased 25% from $1.7 million for 2011 to $2.1 million for 2012, and Mr. Benedetti's total compensation increased 30% from $0.8 million for 2011 to $1.1 million for 2012.

The following Compensation Discussion and Analysis describes the material elements of the compensation programs offered to our executive officers. The Compensation Committee of the Board is responsible for the administration of our compensation plans, policies and programs and for all decisions relating to the compensation of our executive officers which include the chief executive officer, president/chief investment officer and chief financial officer/chief operating officer.

The Compensation Committee is responsible for the development, oversight and implementation of our compensation program for our executive officers. The Compensation Committee consists entirely of non-employee, independent members of our Board of Directors and operates under a written charter approved by the Board of Directors.

Information on the Compensation Committee's processes and procedures for the consideration and determination of executive and director compensation is included under the captions “Corporate Governance and the Board of Directors - Committees of the Board - Compensation Committee” and “- Directors' Compensation.” During 2012, the Compensation Committee consisted of directors Hughes (Chairman), Osborne and Wheat. Effective March 12, 2013, the Compensation Committee consists of directors Hughes (Chairman), Igdaloff and Wheat.

Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to attract and retain highly skilled and motivated officers who will manage the Company in a manner to promote our growth and profitability, prudently manage and preserve our capital, and advance the interests of our shareholders. As such, the compensation program is designed to provide levels of compensation that are reflective of both the individual's and the Company's performance in achieving our goals and objectives. The Compensation Committee seeks to provide a mix of compensation that will align the short- and long-term interests of our executive officers with that of our shareholders. The Compensation Committee understands that the specialized nature and complexities of the Company's investment, financing and risk management activities and REIT structure require individuals with unique skills and experience. The Compensation Committee strives to establish competitive compensation packages which strike a balance between recognition of recent performance and aligning the interests of management on a longer-term basis with that of the Company's shareholders. Further, it is the intent of the Compensation Committee, and executive management, that this compensation philosophy be applied throughout the organization and that the types of compensation and benefits described herein provided to the executive officers generally be provided in similar fashion to all other employees.

The Company maintains a pay-for-performance compensation philosophy and expects all executives to satisfy performance objectives established by the Compensation Committee. Through this philosophy, the Compensation Committee intends to hold executive officers accountable for the Company's performance and for business decisions made during each fiscal year. To implement this philosophy, the Compensation Committee ties a substantial portion of each executive officer's compensation to the Company's performance. The Company's compensation program is designed to appropriately balance the annual and long-term performance objectives of the Company and to promote the interests of our shareholders by aligning a substantial portion of executive compensation to the Company's short and long-term financial, strategic and operational performance, as well as dividends paid, stock price and changes in book value per common share. The Company compensates its executive officers based largely on the achievement of the Company's financial, operational and strategic objectives. We believe that our executive compensation program played a meaningful role in helping us achieve solid financial performance in fiscal year 2012.

2012 Say on Pay Vote

In connection with the 2012 annual meeting of shareholders, the Company asked its shareholders to vote on the reasonableness of executive compensation. Although the advisory shareholder vote on executive compensation was non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of this vote each year when making compensation decisions for our Chief Executive Officer and other executive officers. At our 2012 annual meeting of shareholders held on May 14, 2012, approximately 97% of the shareholders who voted on the “say-on-pay” proposal approved the compensation of our executive officers, while approximately 3% voted against. As a result, the Compensation Committee did not make any significant changes to our executive compensation practices in 2012 compared to 2011.

Executive Compensation Principles

Our executive compensation program for 2012 consisted of base salaries, the potential for annual incentive payments in the form of bonuses, and the potential for long-term equity incentives in the form of restricted stock grants. These components of executive compensation are used together in an attempt to strike an appropriate balance between cash and stock-based compensation and between short-term and long-term incentives. We expect a meaningful portion of an executive officer's total compensation to be at risk, tied both to our annual and long-term performance as well as to the creation and protection of shareholder value. We believe that short-term annual incentive compensation should be tied directly to both corporate performance and individual performance for the fiscal year, including the achievement of identified goals as they pertain to the areas of our financial performance, and for operations for which the executive officer is personally responsible and accountable. In contrast, we believe that the value of long-term incentive compensation should be tied directly to long-term corporate performance and an increase in shareholder value. Under our compensation approach, performance that exceeds identified goals results in increased total compensation, and performance that falls below identified goals results in decreased total compensation.

In 2012, bonus incentive compensation was provided to our executive officers pursuant to our Performance Bonus Program. The Performance Bonus Program provides for a payment of bonuses up to 200% of base salaries (or 210% if an executive officer elects to receive his entire bonus in Common Stock) based on the achievement of certain quantitative and qualitative objectives set forth in the Performance Bonus Program or as determined by the Compensation Committee of the Board of Directors. See further discussion on page 18 under “Annual Bonuses.”

We expect the SEC, in accordance with the requirements of the Dodd-Frank Act, to issue regulations regarding clawback policies. We intend to adopt a clawback policy that will apply to our executive officers in conformity with the SEC regulations once they have been implemented. We have chosen to wait to adopt a formal policy until the SEC issues its regulations to insure that our policy will be fully compliant.

How Executive Pay Levels are Determined

The Compensation Committee annually reviews our executive compensation program and its elements. All decisions by the Compensation Committee relating to the compensation of our executive officers are reported to the full Board of Directors. The Compensation Committee may periodically solicit third party reviews of our compensation programs, though it has not solicited such a review in recent years.

All executive officer compensation for 2012 was established by the Compensation Committee, except that the Board approves Mr. Akin's compensation based on the Compensation Committee's recommendation. Mr. Akin recommended base salaries and annual and long-term payments for executive management and in that capacity consulted with Messrs. Benedetti and Boston regarding their compensation. Messrs. Benedetti and Boston did not participate in determining compensation for executive officers other than to provide the Compensation Committee with their perspectives on total compensation requirements, as well as their views on the Company's success during the calendar year in achieving corporate goals and objectives and success with respect to their personal goals and objectives. Mr. Akin assisted the Compensation Committee in assessing the achievement of organizational and individual goals for 2012.

In determining the compensation of our executive officers, the Compensation Committee evaluates total overall compensation (for our executive officers as well as our entire employee base), as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including the following:

•	Historical cash and equity compensation levels

•	The financial performance of the Company, as determined quantitatively by the ROAE component of the Performance Bonus Program

•	The operating performance of the Company, as determined qualitatively by the Compensation Committee as a component of the Performance Bonus Program

•	The capital raising performance of the Company, as determined qualitatively by the Compensation Committee as a component of the Performance Bonus Program

•
The performance of the executive officer, as determined by Mr. Akin and reviewed by the Compensation Committee in the case of Messrs. Boston and Benedetti, and as determined by the Compensation Committee in the case of Mr. Akin

•	Total general and administrative expense as a percentage of year-end and average shareholders' equity

•	Total common shareholder returns measured on a total return basis including dividends and utilizing both changes in market price of our common stock and changes in book value per common share

•	Comparative industry and market data

With respect to comparative industry data, the Compensation Committee may review executive salaries, compensation structures and the financial performance of comparable companies in a designated peer group established by the Compensation Committee, with assistance from the executive officers. The peer group used for comparison purposes may change from year to year, but focuses principally on public mortgage REITs that have a similar business to ours or are similar to our Company in complexity, and companies with similar market capitalizations and other characteristics. Many mortgage REITs are externally managed and executive officer compensation is not readily available.

In connection with establishing executive officer compensation for 2012, management prepared an informal analysis of the compensation structures of the following peer companies: Capstead Mortgage Corporation, CYS Investments, Inc., and MFA Financial, Inc. for the Compensation Committee's reference. No third-party compensation consultant was retained by the Compensation Committee or management for evaluating executive compensation for 2012.

In general, our executive officers' compensation packages are structured in a manner similar to those companies in the peer group listed above. However, our executive officer compensation may differ in the amount of total compensation or in the amounts allocated to base salaries, annual incentive bonuses or long-term incentive stock awards versus the peer group listed above. Overall, the Compensation Committee viewed the level of executive officer compensation as appropriate given our size and performance versus the activities and size of other companies reviewed for 2012.

Components of Executive Compensation

The elements of our compensation program for 2012 included base salary, annual bonus compensation and consideration of long-term incentives through stock-based awards under our 2009 Stock and Incentive Plan, all of which are consistent with our compensation program in prior years. We provide certain retirement benefits through our 401(k) Savings Plan. We also provide health and welfare benefits that include participation in our health, dental and vision plans and various insurance plans, including disability and life insurance, as well as certain perquisites. We previously also provided a retirement benefit under our non-qualified 401(k) Overflow Plan, but this plan had not been active for several years and was terminated during 2012.

Each of the three principal components of executive compensation is designed to reward and provide incentives to the executive officers consistent with our overall policies and principles on executive compensation. These components and the rationale and methodology for each are described below. Specific information on the amounts and types of compensation earned by each of the executive officers during 2012 can be found in the Summary Compensation Table and other tables and narrative disclosures following this discussion. In addition, however, in determining the compensation of our executive offers, the Compensation Committee will review executive management's overall compensation relative to compensation paid at our peers and the industry in general.

Base Salary. Our base salary philosophy is to provide reasonable current income to our executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance. The Compensation Committee establishes the annual salary for executive officers. In establishing salaries, the Compensation Committee balances the need to offer salaries that are competitive with peer companies with the need to maintain careful control of salary and benefits expense, particularly relative to our size and equity capital base.

The table below presents the annualized base salary for each of our executive officers for 2013, 2012 and 2011. Increases in base salary are effective April 1st of each year. The annual salary for our executive officers was increased in 2012 from 2011 to reflect the growth of the Company and the increased responsibilities of each of our executive officers, as well as to offer a more competitive level of salary. No increases have been granted in 2013 to Messrs. Akin, Boston and Benedetti as the Compensation Committee expects to engage a compensation consultant to evaluate compensation for the executive officers and to evaluate the Performance Bonus Program to help the Compensation Committee ensure that it is designed in the best interests of shareholders.

Annualized Base Salary

	2013	2012	2011
Thomas B. Akin	$600,000	$600,000	$500,000
Byron L. Boston	600,000	600,000	500,000
Stephen J. Benedetti	375,000	375,000	350,000

Annual Bonuses. Messrs. Akin, Boston and Benedetti were participants in the Performance Bonus Program in 2012. The Performance Bonus Program provides for bonus payments of up to 200% of the participant's base salary (or 210% if the participant elects to receive the entire bonus in Common Stock) based on three components - 25% of the Performance Bonus Program payment is based on return earned on adjusted common equity as determined by the Compensation Committee; 25% of the payment is based on certain qualitative performance objectives determined by the Compensation Committee and adjusted for the individual performance of the executive; and 50% of the payment is based on capital raising activities for the Company during the year as determined by the Compensation Committee. The Compensation Committee believes the structure of the Performance Bonus Program aligns management compensation with shareholder returns and protecting/increasing shareholder value.

The Compensation Committee evaluated various measures and factors of performance in developing the structure of the Performance Bonus Program. The Compensation Committee determined, in its view, return on adjusted common equity (“ROAE”) was a strong indicator of our overall performance for any particular year. In addition, the Performance Bonus Program structure provides the Compensation Committee with considerable discretion to establish incentive compensation levels in a manner consistent with its overall compensation philosophy and objectives. Under the Performance Bonus Program, the bonus paid is increased by 5% for the portion of the bonus that the executive elects to receive in Common Stock of the Company instead of cash.

As noted above, there are three components of the Performance Bonus Program. The first component, which accounts for 25% of the potential bonus, is based on the Company's return on adjusted common equity which is determined as the Company's net income for the calendar year determined in accordance with generally accepted accounting principles, adjusted for any non-recurring and/or unusual items as determined by the Compensation Committee in its sole discretion, plus the amount of the Performance Bonus Program expense, divided by average common shareholder equity excluding unrealized gains and losses, and adjusted for any equity capital that is raised until such time the capital is deployed. Based on the actual ROAE computed, each of the executive officers could earn a bonus equal to the product of 50% of the salary paid during the year and one of the following percentages: (i) 25% if the ROAE for the year is 6% or greater but less than 8%; or (ii) 50% if the ROAE for the year is 8% or greater but less than 10%; or (iii) 75% if the ROAE for the year is 10% or greater but less than 12%; or (iv) 100% if the ROAE for the year is 12% or greater.

The second component of the Performance Bonus Program, which accounts for 25% of the potential bonus, is based on certain qualitative factors determined in the sole discretion of the Compensation Committee related to corporate goals and individual performance. During 2012, the Compensation Committee established goals as follows: (i) present a capital plan to the Board that incorporates long term goals of the Company and considers scalability of processes and incorporates potential limitations on the tax net operating loss carryforward ("tax NOL"); (ii) develop an investment strategy that minimizes risk while remaining opportunistic to new asset classes; (iii) evaluate and implement a formal dividend policy; (iv) present to the Compensation Committee a formal compensation structure that ensures alignment of management interests with that of shareholders; (v) develop and communicate a management succession plan; and (vi) continue to develop and implement all the procedures and processes necessary as the Company grows including an institutional approach to managing the business cognizant of the requirements of being a publicly traded company. The Compensation Committee reviewed the individual performance of Messrs. Akin, Boston and Benedetti with respect to meeting these goals for 2012 and, in addition, the performance of their responsibilities as Chief Executive Officer, President/Chief Investment Officer, and Chief Financial Officer/Chief Operating Officer, respectively. The Compensation Committee did not assign specific weightings to any of the factors noted above, intending them to be somewhat flexible given the dynamic nature of our industry and our investment strategy and the differing responsibilities of our executive officers.
The third component of the Performance Bonus Program, with a weight of 50%, was the Company's performance with respect to capital raising initiatives. In designing the Performance Bonus Program, the Compensation Committee desired to provide incentives to management to issue equity capital in a beneficial manner to the Company and its shareholders. Under this portion of the Performance Bonus Program, the Compensation Committee annually reviews the capital raising activities of the Company for the calendar year and determines the success of such efforts relative to factors including, but not limited to, the amount of capital raised, the use of the capital raised, the mix of common versus preferred capital, the issue price relative to book value and market price at the time of issuance, and the cost of capital raising activities.

With respect to the amounts earned under the Performance Bonus Program in 2012, the calculated ROAE for 2012 was 14.3% resulting in Messrs. Akin, Boston and Benedetti earning 100% of that portion of the performance bonus. The ROAE of 14.3% was determined by adding back accrued Performance Bonus Program expense to net income for the fiscal year ended December 31, 2012, and dividing that sum by the average common equity of the Company during the period excluding unrealized gains and losses. With respect to the second component of the Performance Bonus Program, the qualitative factors evaluated were the same for each executive officer, and the Compensation Committee determined that the executive officers had earned 100% of that portion of the bonus. However, Mr. Akin's portion of the qualitative award was reduced because Mr. Akin had failed to meet certain personal objectives including enhancements to the management compensation structure and formalizing a succession plan. In addition, Mr. Benedetti's portion of the qualitative award was reduced because he failed to meet certain personal objectives established by the Compensation Committee during the year including objectives related to employee development and succession planning and personal growth objectives. The Compensation Committee determined that management had met 100% of the third component related to capital raising activities. The Compensation Committee noted that the Company had raised approximately $180 million in equity capital during the year and had increased its common stock market capitalization from $369 million at December 31, 2011 to $512 million at December 31, 2012. Moreover, total shareholders' equity had increased to $617 million at December 31, 2012 from $371 million at December 31, 2011, an increase of approximately 66%. The Compensation Committee also noted that the Company's average daily trading volume also increased during the year, which was an important consideration for the Compensation Committee given the desire to increase the liquidity of the Company's common stock.

In March 2013, based on its evaluation of the Company's return on adjusted equity for 2012 and the level of achievement with respect to the qualitative factors, and capital raising initiatives as well as a consensus that a 25% increase in total compensation was appropriate for Messrs. Akin and Boston and a 30% increase in total compensation was appropriate for Mr. Benedetti due to Mr. Benedetti's lower 2011 total compensation. The Compensation Committee approved bonus awards for Messrs. Akin, Boston and Benedetti of $950,000, $1,149,996 and $693,603, respectively, under the Performance Bonus Program, equal to approximately 83% of the maximum payment available for Mr. Akin, 100% of the maximum payment available for Mr. Boston, and 94% of the maximum payment available for Mr. Benedetti. As in 2012, the Compensation Committee felt that it was important that part of the bonus compensation for management be paid in restricted common stock of the Company and based on the recommendation of Mr. Akin, approved the payment of Messrs. Akin and Boston's bonus awards 50% in cash and 50% in restricted stock. The Compensation Committee approved the payment of Mr. Benedetti's bonus 54% in cash and 46% in restricted stock. Accordingly, Mr. Akin's bonus was paid $475,000 in cash and $475,000 in restricted stock, Mr. Boston's bonus was paid $574,998 in cash and $574,998 in restricted stock, and Mr. Benedetti's bonus was paid $375,000 in cash and $318,603 in restricted stock. The restricted stock will vest over a period of three years and was issued under the 2009 Stock and Incentive Plan. None of the executive officers chose to receive any additional stock in lieu of cash which would have enabled the executive officer to receive an additional 5% in consideration as permitted by the terms of the Performance Bonus Program.

The Compensation Committee may also consider the award of individual bonus amounts to executive officers outside of the Performance Bonus Program. Such bonus amounts are discretionary, and would be predicated on achievement of extraordinary individual or corporate results. No such bonuses were awarded in 2012.

Long-Term Equity Incentives. The Compensation Committee may provide equity incentives to executive officers through long-term awards. Long-term equity incentives historically have been made available to executive officers in the form of either restricted stock or option-based awards such as stock appreciation rights (payable in cash only). In recent years the Compensation Committee has moved toward the use of restricted stock awards versus option-based awards. The goal of the Compensation Committee in granting equity incentives is to directly link an executive's compensation opportunities with creating and protecting shareholder value and to encourage our executive officers to think like owners of the Company. In particular, the Compensation Committee views restricted stock as a better alignment of interests by making employees direct owners of the Company while providing incentive for employees to remain with the Company as their shares vest.

The Compensation Committee uses multi-year vesting of equity incentive awards. Multi-year vesting focuses executive officers on consistent long-term growth in shareholder value and requires executive officers to remain employed with us for extended periods to receive the full benefit of the awards. Recent awards of restricted stock generally vest over three-year and four-year periods. Equity incentive awards are currently made pursuant to our 2009 Stock and Incentive Plan.

In March 2012, the Compensation Committee awarded certain officers and employees of the Company a total of 145,147 shares of restricted stock as long-term incentive awards. Such awards represented approximately 0.27% of the outstanding shares of the Company at the time of the awards. Of these restricted stock awards, an aggregate amount of 108,131 went to Messrs. Akin, Boston and Benedetti, and the balance went to other officers and employees of the Company. These restricted stock awards vest over four years. The Compensation Committee made these awards of restricted stock as recognition of the performance of management during 2011, the overall growth and strong performance of the Company and the desire of the Compensation Committee to tie a portion of management compensation to the long-term performance of the Company. The Compensation Committee will annually review whether to award additional long-term incentive awards to management.

In March 2013, the Compensation Committee also awarded certain of our officers and employees effective as of April 2, 2013, a total of $1.0 million of restricted stock, or approximately 0.18% of our common shareholders' equity. Of this amount, Messrs. Akin and Boston received approximately $0.53 million, or 52% of the amount. Mr. Benedetti was not awarded a long-term incentive award in 2013 given the amount of restricted stock he was granted under the Performance Bonus Program. These awards vest over four years.

Executive Compensation Programs for 2013. In 2012, the Compensation Committee began a review of the Company's annual bonus and long-term equity incentive award compensation to consider combining these awards in the future and making other changes to the Performance Bonus Program. The Compensation Committee, with the assistance of the executive officers, reviewed a number of potential structures for incentive compensation primarily by reviewing competitor compensation structures. The Compensation Committee and management felt that the Company's high insider ownership, unique investment model, size relative to its sophistication and the Compensation Committee's desire to compensate management based on the long-term performance of the Company made these other compensation structures unsuitable for the Company. Accordingly, the Compensation Committee intends to retain an independent compensation consultant in 2013 to help design a compensation structure appropriate to the Company and will consider making changes to the existing structure based on the recommendations of the consultant.

Timing of Long-Term Incentive Awards. We are aware that the release of our quarterly financial results may have an impact on the market price of our Common Stock, and therefore the value of the long-term incentive awards to our executive officers, as well as stock grants awarded to directors, depending on whether the information is favorable or unfavorable. Our historical practice with respect to the timing of long-term incentive awards had been to approve such grants once each year in the first quarter of the year following the year to which the award pertains. As noted above, long-term incentive restricted stock awards for 2010, 2011 and 2012 were granted to certain officers and employees of the Company. Such grants occurred in the first quarters of 2011 and 2012 as well as first and second quarters of 2013, respectively after the Company had released is fourth quarter results for the respective year. We anticipate that any future grants will be awarded on a similar timetable.

Non-employee directors receive annual grants of restricted stock on the first Friday following the annual meeting of shareholders, generally in May or June of each year. The amount of the annual grant is 5,000 shares of restricted Common Stock, which shares will vest at the end of one year.

In the case of grants to our directors, we believe that the annual meeting of shareholders is an appropriate time during the year to make equity grants and that a consistent application of our equity granting practices from year to year regardless of the content of the first quarter earnings release is also appropriate. The equity awards granted by the Compensation Committee are designed to create incentives for the creation of long-term shareholder value and contain delayed vesting provisions that prevent recipients from taking advantage of short-term fluctuations in the market price of our Common Stock.

We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive or director compensation. We do not have a practice when granting such awards of setting the exercise price of options or stock appreciation rights based on the stock price on any date other than the grant date, nor do we use a formula or any other method to select a price based on a period before, after or surrounding the grant date. All stock incentive awards granted to executives are granted at the closing price of our Common Stock on the effective date of grant.

Retirement Plans. We provide additional compensation to our executive officers through various plans which are also available to some or all of our other employees. The Compensation Committee oversees these plans and the Compensation Committee considers these plans when reviewing an executive's total annual compensation and determining the annual and long-term compensation components described above.

We have a 401(k) Savings Plan for all of our employees. The 401(k) Savings Plan allows eligible employees to defer up to 25% of their eligible income, subject to certain Internal Revenue Code limits, on a pretax basis. We match on a dollar-for-dollar basis up to 6% of an employee's eligible compensation, subject to limitations imposed by the Internal Revenue Code. We previously also had a non-qualified 401(k) Overflow Plan where employees who maximized their contributions to the 401(k) Savings Plan could contribute amounts on an after-tax basis. The 401(k) Overflow Plan had not been active for several years and was terminated during 2012. Mr. Benedetti was the only remaining participant in the plan, and the balance in his account was transferred to a plan outside of the Company.

Other Benefits and Perquisites. The Company provides our executive officers with perquisites and other personal benefits on a limited basis with overall compensation program objectives to attract and retain high quality executives. The Compensation Committee has reviewed the levels of perquisites and other personal benefits provided to our executive officers and believes them to be appropriate.

Mr. Boston relocated in 2011 from Jacksonville, Florida to our headquarters in Richmond, Virginia. During the time of his residence in Florida, we provided Mr. Boston with a corporate apartment and paid for his commuting expenses in connection with traveling to our headquarters including air travel, rental car and meal allowance. The Company also reimbursed Mr. Boston for certain relocation expenses and granted him 35,006 shares of restricted stock, which vest quarterly over a three-year period, in connection with his relocation to Richmond in August 2011. The total amount of relocation expense incurred for 2011 for Mr. Boston's relocation to Richmond was $164,059, excluding the restricted stock grant. The total amount incurred in 2012 for Mr. Boston's relocation to Richmond was $122,380, which equates to the vested amount of his restricted stock grant in connection with his relocation, the related income tax gross-up expense, and trailing relocation expenses paid in 2012. The restricted stock granted to Mr. Boston initially provided for dividends to be deferred and converted into additional shares of common stock. However, in order to reduce the administrative burden of the Company's transfer agent, the terms of the restricted stock agreement were amended to provide for the current payment of dividends similar to other restricted stock grants made by the Company.

No other perks are provided to the executive officers other than those detailed above for Mr. Boston. Details of perquisites provided to Mr. Boston are set forth in footnotes to the Summary Compensation Table.

Employment Agreements and Severance Agreements.  With respect to our executive officers, we have employment or severance agreements with Messrs. Boston and Benedetti. Mr. Akin's employment agreement expired on March 1, 2011 and has not been renewed as of the date of this Proxy Statement. As used below, the terms “cause,” “change in control,” and “good reason” have the respective meanings set forth in the applicable employment or severance agreement. The Compensation Committee intends to enter into new employment agreements with each of Messrs. Akin, Boston, and Benedetti during 2013 after a review by the compensation consultant.

Mr. Akin. As noted above, Mr. Akin's employment agreement expired on March 1, 2011 and is in the process of being replaced. It is expected that Mr. Akin's new employment agreement will provide for an annual base salary of $600,000, subject to annual review by the Board of Directors with the Board being able to increase (but not decrease) the base salary based on Mr. Akin's performance in accordance with the Company's regular policies and procedures.  The agreement is expected to provide for his participation in the Performance Bonus Program or its replacement for 2013. Mr. Akin's prior employment agreement provided for a base salary of $300,000.  The Compensation Committee believes that an increase in Mr. Akin's compensation is appropriate based on his responsibilities as Chief Executive Officer given the larger size and complexity of the Company today.  Under Mr. Akin's prior employment agreement, Mr. Akin was entitled to the same benefits as other employees under our 401(k) Savings Plan, and was entitled to participate in our health, dental and vision plans and various insurance plans, including disability and life insurance, to the same extent as other employees should he so elect.  It is anticipated that Mr. Akin's new agreement will have similar provisions. Mr. Akin's prior employment agreement contained provisions related to the termination of his employment with the Company. Mr. Akin's prior agreement provided that if he were terminated for any reason, he would be entitled to payment of unpaid base salary through the date of termination, earned and unpaid vacation and reimbursement for any business expenses incurred prior to termination. Further, unless Mr. Akin were terminated for “cause” and subject to certain limitations, if he executed a general release in connection with his termination the agreement provided he would also be entitled to the pro-rated portion of the Performance Bonus Program payment that would have been payable to him based on the achievement by the Company of performance goals for that portion of time during the calendar year that he was employed, payable at the time such bonus would have otherwise been paid; and any incentive stock awards awarded to him prior to termination would become immediately 100% vested and exercisable.  The new employment agreement is expected to have similar provisions but also to provide Mr. Akin with additional severance compensation in the event of termination of his employment under certain circumstances similar to those contained in Mr. Boston's employment agreement as discussed below.

As with his prior agreement, the new employment agreement is expected to permit Mr. Akin to remain in his role as managing general partner of Talkot Capital LLC, but otherwise Mr. Akin will not be permitted to be employed by, render services for, engage in business with or serve as an agent or consultant to any entity other than the Company.  The new employment agreement is expected to provide for customary confidentiality obligations during and following Mr. Akin's employment including non-competition and non-solicitation provisions that are effective during, and for one year following termination of, his employment.

If Mr. Akin were to breach any of his confidentiality, non-competition or non-solicitation obligations, it is expected that he would forfeit any unpaid amounts or benefits and be obligated to repay certain amounts or benefits.

Mr. Boston.  Mr. Boston's employment agreement provides for his employment as the Chief Investment Officer of the Company, with a current term through March 31, 2014.  The agreement renews automatically for successive one-year terms, unless either the Company or Mr. Boston gives written notice of non-renewal at least 90 days prior to expiration of the then-current term of the agreement.  Mr. Boston's employment agreement provides for an initial annual base salary of $275,000 (subject to further increases by the Compensation Committee) and annual cash incentive payments in the form of discretionary annual bonuses and long-term equity incentives in the form of restricted stock.  The agreement provides for his participation in the Performance Bonus Program (which in 2012 meant he was eligible for a bonus up to 210% of his salary paid).   Under his employment agreement, Mr. Boston is entitled to participate in the employee and executive benefit plans and programs implemented by the Company in which other senior executives of the Company are eligible to participate, including life, medical, dental, accidental and disability insurance plans and retirement, deferred compensation and savings plans, in accordance with the terms and conditions of such plans.  Mr. Boston is also eligible to participate in the Company's 401(k) Savings Plan, including the Company match in accordance with the plan's terms.  Under the agreement, Mr. Boston will also be provided with a cell phone and personal data assistant for his use, and the Company will pay for any business-related usage fees for such items.  Mr. Boston's employment agreement provides generally that a lump sum payment will be made to him under certain circumstances upon his termination of employment with us.  These circumstances include the termination of employment by Mr. Boston for “good reason”, which includes, among other things, termination after a “change in control,” or the termination of his employment by the Company without “cause”.  In such events, Mr. Boston will have the right to receive a lump sum payment equal to the sum of (i) his base salary through the date of his termination (to the extent not previously paid), reimbursement for any unreimbursed business expenses incurred by him prior to his termination and payment for any vacation time accrued by him but unused as of the date of his termination, together with a portion of certain amounts payable under the Performance Bonus Program, (ii) the equivalent of his then current annual base salary multiplied by 2.99 and (iii) any other amounts or benefits Mr. Boston is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.  Mr. Boston also will become fully vested in any restricted stock, options, stock appreciation rights or other forms of incentive stock compensation granted to him if he terminates his employment for good reason or if he is terminated without cause.  Finally, in such events, the Company is obligated to provide continued coverage to Mr. Boston at its expense under the Company's medical, dental, life insurance and disability policies or arrangements for a period of 12 months following termination of employment, which may be limited in certain circumstances.

Mr. Boston's employment agreement provides for confidentiality obligations during and following Mr. Boston's employment and includes non-competition provisions that are effective during, and for 90 days following, his employment and non-solicitation provisions that are effective during, and for six months following, his employment.

In all circumstances, any amounts paid by the Company pursuant to Mr. Boston's employment agreement will be limited to the maximum amount deductible under Section 280G of the Internal Revenue Code (and any successor provision).  See further discussion under “Potential Payments upon Termination or Change in Control” below.

Mr. Benedetti. The terms of Mr. Benedetti's severance agreement provide generally that a lump sum payment will be made to Mr. Benedetti under certain circumstances upon his termination of employment with us.  These circumstances include the termination of employment by Mr. Benedetti for “good reason”, which includes termination after a “change in control,” or the termination of his employment by the Company without “cause”.  In such events, Mr. Benedetti will have the right to receive a lump sum payment equal to the sum of (i) his base salary and bonus, if any, that has accrued but has not been paid, (ii) the equivalent of his annual base salary of one year for every fifty months that Mr. Benedetti has been employed by the Company pro-rated for any period of less than fifty months and (iii) any other amounts or benefits Mr. Benedetti is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.  Mr. Benedetti also will become fully vested in any restricted stock, options, stock appreciation rights or other forms of incentive stock compensation granted to him if he terminates his employment for good reason or if he is terminated without cause.  Finally, in such events, the Company is obligated to provide continued coverage to Mr. Benedetti at its expense under the Company's medical, dental, life insurance and disability policies or arrangements for a period of 12 months following termination of employment, which may be limited in certain circumstances.

If Mr. Benedetti's employment is terminated for “cause”, the Company will only be obligated to pay to Mr. Benedetti (i) his annual base salary through the date of termination, (ii) any bonus to the extent already earned by Mr. Benedetti, but unpaid, (iii) the amount of any compensation previously deferred by Mr. Benedetti, and (iv) any other amounts or benefits Mr. Benedetti would be entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.

If Mr. Benedetti voluntarily terminates his employment for other than “good reason”, the Company will be obligated to pay him (i) his annual base salary through the date of termination, (ii) any bonus to the extent already accrued by Mr. Benedetti, but unpaid, and (iii) any other amounts or benefits Mr. Benedetti would be entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.

In all circumstances, any amounts paid by the Company pursuant to the severance agreement will be limited to the maximum amount deductible under Section 280G of the Internal Revenue Code (and any successor provision). See further discussion under “Potential Payments upon Termination or Change in Control” below.

Limitations on Certain Short-term or Speculative Transactions in the Company's Securities

The Board of Directors has approved a Statement of Policy Regarding Trading in Company Securities (the “Insider Trading Policy”) that applies to all directors, officers and employees of the Company and helps ensure that the Company's personnel bear the full risks and benefits of stock ownership. The Insider Trading Policy generally prohibits executive officers, among others, from engaging in short-term or speculative transactions in the Company's securities, such as short sales, trading in publicly-traded derivative securities, and hedging transactions. Executive officers are also prohibited from holding the Company's Common Stock in margin accounts or, with limited exceptions, pledging the Company's Common Stock as collateral for a loan. The prohibition on trading in derivative securities does not include the exercise of options or other awards granted under a Company compensation plan.

Report of the Compensation Committee

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Michael R. Hughes, Chairman
Barry A. Igdaloff
James C. Wheat, III

Compensation Committee Interlocks and Insider Participation

No current member of the Compensation Committee or member who served during 2012 is a current or former officer or employee of the Company or any of our subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any current member of the Compensation Committee or member who served during 2012.

Compensation of Executive Officers

Compensation for our executive officers is administered under the direction of our Compensation Committee.  In the tables and discussion below, we summarize the compensation earned during 2012, 2011, and 2010 by Messrs. Akin, Boston, and Benedetti. The Company had no other executive officers during 2012.

Summary Compensation Table for 2012 *

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Options Awards (2)	Non-Equity Incentive Plan Compensation (1)	All Other Comp- ensation (3)	Total
Thomas B. Akin	2012	$575,000	$—	$450,999	$—	$950,000	$143,320	$2,119,319
Chairman and Chief Executive Officer	2011	466,660	—	1,068,000	—	500,000	579	2,035,239
	2010	300,000	—	—	—	574,350	1,982	876,332

Byron L. Boston	2012	574,998	—	450,999	—	1,149,996	277,166	2,453,159
President and Chief Investment Officer	2011	474,493	—	1,154,401	—	700,000	203,628	2,532,522
	2010	275,000	—	—	—	502,000	82,158	859,158

Stephen J. Benedetti	2012	368,748	—	122,002	—	693,603	96,631	1,280,984
Executive Vice President, Chief Financial Officer and Chief Operating Officer	2011	330,993	—	667,500	—	350,000	17,079	1,365,572
	2010	236,000	—	—	—	430,000	17,810	683,810
______________

*The column for “Change in Pension Value and Nonqualified Deferred Compensation Earnings” has been omitted because it is not applicable.

(1)
Amounts earned for 2012 and 2011 under the Performance Bonus Program for Messrs. Akin, Boston, and Benedetti are included in the “Non-Equity Incentive Plan Compensation” column and include both the cash portion of the bonus award and the portion that was paid in restricted shares of the Company's Common Stock per the Compensation Committee's determination. Amounts earned for 2010 performance under the Performance Bonus Program for Messrs. Akin, Boston, and Benedetti are also reported as “Non-Equity Incentive Plan Compensation”, and in the case of Mr. Akin reflects a 5% increase in the amount earned under the plan with respect to the portion of the bonus award he elected in March 2011 to receive in unrestricted shares of the Company's Common Stock in lieu of cash.

(2)
The amounts in this column represent the aggregate grant date fair value of restricted stock (under the column “Stock Awards”) granted to the executive officers in March 2012, February 2011, and in September 2011 in the case of Mr. Boston, under the Company's 2009 Stock and Incentive Plan, (calculated in accordance with ASC Topic 718).  With respect to the restricted stock granted in March 2012 and February 2011, these amounts represent incentive compensation related to 2011 and 2010 respectively. Assumptions used in the calculation of these amounts are included in footnote 11 to the Company's audited financial statements for the fiscal year ended December 31, 2012 included in the Company's Annual Report on Form 10-K filed with the SEC on March 8, 2013. No awards of stock options or stock appreciation rights were granted to any of the executive officers during 2012, 2011, or 2010. No awards of restricted stock were granted to any of the executive officers during 2010.

(3) Amount for 2012 for Mr. Akin consists of dividends paid in 2012 in the amount of $141,736 on unvested restricted stock and group term life insurance premiums in the amount of $1,584; amount for 2012 for Mr. Boston consists of dividends paid in 2012 in the amount of $162,382 on unvested restricted stock, relocation and gross up expenses in the amount of $97,232, matching contributions to the Company's 401(k) Savings Plan in the amount of $17,000, and group term life insurance premiums in the amount of $552; amount for 2012 for Mr. Benedetti consists of dividends paid in 2012 in the amount of $75,679 on unvested restricted stock, matching contributions to the Company's 401(k) Savings Plan in the amount of $17,000, group term life insurance premiums in the amount of $552, HSA company contribution in the amount of $2,400, and a charitable contribution of $1,000 to the Commonwealth Catholic Charities, on whose board of directors Mr. Benedetti serves.

All compensation that we have paid to Messrs. Akin, Boston, and Benedetti has been determined as described above in our “Compensation Discussion and Analysis” section.

The following table contains information concerning grants of plan-based incentive awards, restricted stock, and stock options to the executive officers during the fiscal year ended December 31, 2012.
Grants of Plan-Based Awards for 2012*

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards Per Share	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum (2)
Thomas B. Akin		$—	$—	$1,207,500	—	—	$—	$—
	03-01-12	—	—	—	47,624	—	—	450,999

Byron L. Boston		—	—	1,207,496	—	—	—	—
	03-01-12	—	—	—	47,624	—	—	450,999

Stephen J. Benedetti		—	—	774,371	—	—	—	—
	03-01-12	—	—	—	12,883			122,002
*Columns for “Estimated Future Payouts Under Equity Incentive Plan Awards” have been omitted because they are not applicable.

(1)
There is no threshold or target amount under the Performance Bonus Program. The actual amount earned by Messrs. Akin, Boston, and Benedetti for 2012 under the Performance Bonus Program is reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table on page 24.

(2) Reflects maximum amount, equal to 210% of the salary paid for 2012, that the executive officers could earn for 2012 under the Performance Bonus Program, which includes a 5% increase to the extent the executive elects at payment time to receive any portion of the bonus award earned in unrestricted shares of the Company's Common Stock in lieu of cash. In the Compensation Committee's discretion, once the amounts earned were determined pursuant to the Performance Bonus Program, a portion of such amounts for 2012 was paid in the form of restricted stock with a three year vesting period, with the remaining amount paid in cash. See further discussion at "Annual Bonuses" beginning on page 18.

(3)	These restricted stock awards were granted under the 2009 Stock and Incentive Plan.

Holdings of Stock-Based Awards

The table below presents information regarding options, stock appreciation rights and restricted stock held by each of our executive officers as of December 31, 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End*

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)
Thomas B. Akin	5,000	—	$9.81	5-16-13	132,251	$1,248,449
Byron L. Boston	—	—	—	—	146,524	1,383,187
Stephen J. Benedetti	25,000	—	7.06	12-31-13	67,121	633,622

* The columns for “Equity Incentive Plan Awards” have been omitted because they are not applicable.

(1)
The options held by Mr. Akin were granted to him as director compensation and were fully vested on the date of grant. For Mr. Benedetti, these represent stock appreciation rights as of December 31, 2012 which had fully vested as of that date.

(2)
For Mr. Akin, these shares include 66,667 restricted shares from a 2011 grant that vest in equal annual installments on February 11, 2013 and 2014, 47,624 restricted shares from a a 2012 grant that vest in equal annual installments on March 1, 2013, 2014, 2015 and 2016, and 17,959 restricted shares from a 2012 grant that vest in equal annual installments on March 15, 2013, 2014 and 2015. For Mr. Boston, these shares include 53,333 restricted shares from a 2011 grant that vest in equal annual installments on February 11, 2013 and 2014, 20,426 restricted shares from a 2011 grant related to Mr. Boston's relocation that vests 2,916 quarterly until September 2014, 47,624 restricted shares from a a 2012 grant that vest in equal annual installments on March 1, 2013, 2014, 2015 and 2016, and 25,143 restricted shares from a 2012 grant that vest in equal annual installments on March 15, 2013, 2014 and 2015. For Benedetti, these shares include 41,667 restricted shares from a 2011 grant that vest in equal annual installments on February 11, 2013 and 2014, 12,833 restricted shares from a a 2012 grant that vest in equal annual installments on March 1, 2013, 2014, 2015 and 2016, and 12,571 restricted shares from a 2012 grant that vest in equal annual installments on March 15, 2013, 2014 and 2015.

(3) This amount represents the fair market value of the restricted stock as of December 31, 2012. The closing price of the Company's Common Stock was $9.44 on that date.

Option Exercises and Stock Vested

The table below presents information regarding stock options or stock appreciation rights that were exercised by our executive officers during 2012 and restricted stock held by our executive officers that vested during 2012.

Option Exercises and Stock Vested for 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (1)	Value Realized On Exercise (2)	Number of Shares Acquired On Vesting	Value Realized on Vesting (3)
Thomas B. Akin	—	$—	33,333	$304,997
Byron L. Boston	—	—	38,354	359,274
Stephen J. Benedetti	25,000	94,750	22,458	205,559

(1)	The amount in this column represents the number of cash-settled stock appreciation rights exercised by Mr. Benedetti during 2012.

(2)
The amount in this column represents the difference between the closing price of $10.40 for the Company's Common Stock on the exercise date of August 28, 2012 and the fair market value on the date of grant of $6.61 times the number of stock appreciation rights exercised.

(3)
For Mr. Akin, the amount in this column represents the closing stock price of $9.15 for the Company's Common Stock for the vesting date of February 11, 2012 times the number of shares that vested. For Mr. Boston, the amount in this column represents the Company's Common Stock closing price of $9.15 for the vesting date of February 11, 2012, $9.40 on the vesting date of March 7, 2012, $9.57 on the vesting date of June 7, 2012, $10.70 on the vesting date of September 7, 2012, and $9.85 on the vesting date of December 7, 2012, all times the number of shares that vested, and for Mr. Benedetti, the amount in this column represents the closing price of $9.16 for the vesting date of February 4, 2012 and $9.15 for the vesting date of February 11, 2012, all times the number of shares that vested.

401(k) Overflow Plan

Historically, certain executives, including Mr. Benedetti, were eligible to defer salary and portions of bonus awards pursuant to the Company's 401(k) Overflow Plan, in excess of deferral limits on the Company's 401(k) Savings Plan. Beginning in 2004, no new contributions have occurred under the 401(k) Overflow Plan. During 2012, the Company terminated the 401(k) Overflow Plan. Mr. Benedetti was the only named executive officer with an account balance under the plan during 2012. In connection with the plan's termination, he transferred his balance, which was fully vested at such time, to a plan outside of the Company.

The following table provides information regarding our named executive officers' participation in the Company's 401(k) Overflow Plan.

Nonqualified Deferred Compensation for 2012

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2) ($)
Thomas B. Akin	—	—	—	—	—
Byron L. Boston	—	—	—	—	—
Stephen J. Benedetti	—	—	$8,373	$128,318	(1)

(1)	In connection with the termination of the 401(k) Overflow Plan, Mr. Benedetti transferred his balance under the plan, which was fully vested at such time, to a plan outside of the Company.

Other Compensation

We do not offer any pension benefit plans or deferred compensation plans to our executive officers or other employees, other than what is discussed under the Retirement Plans section of “Compensation Discussion and Analysis” above.

Potential Payments upon Termination or Change-in-Control

As discussed above, we had an employment agreement with Mr. Akin (which is in the process of being replaced) and have an employment agreement with Mr. Boston and a severance agreement with Mr. Benedetti. As described below, these agreements provide our executive officers with, among other things, base salary, bonus and certain payments at, following and/or in connection with certain terminations of employment including in connection with a change in control of the Company. As used below, the terms “cause,” “change in control,” and “good reason” have the respective meanings set forth in the applicable employment or severance agreement. In addition, each of Messrs. Akin, Boston and Benedetti are parties to restricted stock agreements that provide for accelerated vesting of their restricted shares under certain circumstances.

Mr. Akin. Mr. Akin had no employment agreement effective as of December 31, 2011 and therefore he would not have the contractual right to receive payments upon a termination or upon a change-in-control on such date. However, Mr. Akin has restricted shares that will become fully vested (i) upon a change in control, (ii) if his employment is terminated upon his becoming disabled, his death, or his retirement (with the consent of the Compensation Committee) at or after age sixty-five where there is no cause for termination or (iii) if he terminates his employment for good reason or if his employment is terminated without cause. The value of the accelerated vesting of Mr. Akin's restricted shares would have been $1,248,449 based on the closing market price of the Company's Common Stock on December 31, 2012.

Mr. Boston. The employment agreement for Mr. Boston provides for an annual base salary of not less than $275,000.  Effective April 1, 2012, Mr. Boston's base salary was increased to $600,000. Mr. Boston is eligible to participate with Messrs. Akin and Benedetti in the Performance Bonus Program at up to 200% of his annual salary.  Specific information regarding the Performance

Bonus Program is provided under “Compensation Discussion and Analysis-Components of Executive Compensation” of the Executive Compensation section of this Proxy Statement.  As discussed above, Mr. Boston's employment agreement provides for a term through March 31, 2014 and renews automatically for successive one-year terms, unless either the Company or Mr. Boston gives written notice of non-renewal at least 90 days prior to expiration of the then-current term of the agreement.

Pursuant to the terms of his employment agreement, under certain specified scenarios during the term of his employment, Mr. Boston is entitled to receive, in addition to earned and unpaid amounts then owed to him, certain payments upon the termination of his employment including in connection with a “change in control” involving the Company.   Under Mr. Boston's employment agreement, the occurrence of a “change in control” is included in the definition of “good reason.”

•
Without Cause or For Good Reason. If Mr. Boston's employment is terminated by us without “cause” (which would exclude our determination not to renew his employment at the end of any applicable term) or by him for “good reason,” he will be entitled to receive a lump sum payment in cash equal to the aggregate of the amounts under items (1) through (4) below, and will receive the benefits listed in items (5) through (8) as follows: (1) his base salary through the date of his termination, to the extent not previously paid; (2) reimbursement of any unreimbursed business expenses incurred by him prior to his termination; (3) payment for any vacation time accrued by him but unused as of the date of his termination; (4) an amount equal to his annual base salary on the day prior to the date of his termination multiplied by 2.99; (5) the pro-rata portion of the Performance Bonus Program payment that would have been payable to him based on the achievement by the Company of performance goals for that portion of time during the calendar year of the Company that he was employed (the “Pro-Rata Bonus”), payable at the time such bonus would have otherwise been paid; (6) any incentive stock awards awarded to him prior to his termination will become immediately 100% vested and exercisable; (7) subject to certain limitations, continued coverage under the Company's medical plans for Mr. Boston and his dependents covered under such plans for a period of one year from the date of his termination; and (8) to the extent not paid prior to his termination, the Company will pay or provide him with any other amounts or benefits required to be paid or provided or which he is eligible to receive under any plan, program, policy or practice or contract or agreement with the Company.  In the event that Mr. Boston's employment with us was terminated on December 31, 2012 under one of these two scenarios, he would have been entitled to receive from us a payment estimated to be $2,943,996 inclusive of the bonus award paid in March 2013 to Mr. Boston for 2012 under the Performance Bonus Program.  Also, the cost to the Company of providing continued benefits for 12 months would have been approximately $26,994. Additionally, the value of the accelerated vesting of Mr. Boston's restricted shares of the Company's Common Stock would have been $1,383,187 based on the closing market price of the Company's Common Stock on December 31, 2012.

•
Without Good Reason, With Cause, Death or Disability. If Mr. Boston's employment is terminated by him without “good reason,” by us for “cause,” or because of his death or disability, he will be entitled only to receive a lump sum payment in cash equal to the aggregate of the following amounts: (1) his base salary through the date of his termination, to the extent not previously paid; (2) reimbursement of any unreimbursed business expenses incurred by him prior to his termination; and (3) payment for any vacation time accrued by him but unused as of the date of his termination.  Further, should Mr. Boston's employment be terminated upon his death or because of his disability, the Company will pay to him (or his estate in the event of his death), the Pro-Rata Bonus amount due to him under the Performance Bonus Program, if any, in one lump sum payment on the date such bonus would have otherwise been paid for the calendar year of the Company that includes the date of his termination.  In the event that Mr. Boston's employment with us was terminated for either of these reasons on December 31, 2012, he would have been entitled to receive from us a payment estimated to be $1,149,996 which is the amount he earned under the Performance Bonus Program for 2012. In addition, the value of the accelerated vesting of Mr. Boston's restricted shares in the event of death or disability would have been $1,383,187 based on the closing market price of the Company's Common Stock on December 31, 2012.

Mr. Boston's employment agreement provides that it is intended that any payments made to Mr. Boston under the agreement and under any other plan, agreement or arrangement maintained by the Company shall not constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code (or any successor provision).  If the Company's auditors determine that any payment or distribution to be made to Mr. Boston under the agreement would be nondeductible by the Company under Section 280G of the Code, then the amounts payable or distributable under the agreement will be reduced to the maximum amount which may be paid or distributed without causing such payments or distributions to be nondeductible.  The amounts shown do not reflect any potential reductions that may be imposed pursuant to this provision.

Mr. Benedetti. The severance agreement for Mr. Benedetti does not provide for a specific annual base salary.  However, Mr. Benedetti's severance agreement provides for his right to terminate for good reason if there is a material diminution in his compensation.  Mr. Benedetti is eligible to participate with Messrs. Akin and Boston in the Performance Bonus Program at up to 200% of his annual salary.  Mr. Benedetti's severance agreement has no expiration date.

Pursuant to the terms of his severance agreement, under certain specified scenarios during the term of his employment, Mr. Benedetti is entitled to receive, in addition to earned and unpaid amounts then owed to him, certain payments upon the termination of his employment, including termination in connection with a “change in control” involving the Company.   Items considered “good reason” include the occurrence of a change in control of the Company, a material change in Mr. Benedetti's responsibilities or compensation, or a change in the location of Mr. Benedetti's employment.  A “change in control” includes among other things, an acquisition of more than 20% of our Common Stock by an unrelated entity, a material change in the composition of our Board of Directors, certain mergers or other business combinations, or a vote by our shareholders to liquidate or dissolve the Company.

•
Without Cause or For Good Reason. If Mr. Benedetti's employment is terminated by us without “cause” (which would exclude our determination not to renew his employment at the end of any applicable term) or by him for “good reason,” he will be entitled to (i) his base salary and any bonus that has accrued but has not been paid, (ii) the equivalent of his annual base salary of one year for every fifty months that Mr. Benedetti has been employed by the Company pro-rated for any period of less than fifty months and (iii) any other amounts or benefits Mr. Benedetti is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.  Mr. Benedetti also will become fully vested in any options, stock appreciation rights or other forms of incentive stock compensation granted to him if he terminates his employment for good reason or if he is terminated without cause.  Finally, in such events, the Company is obligated to provide continued coverage to Mr. Benedetti at its expense under the Company's medical, dental, life insurance and disability policies or arrangements for a period of 12 months following termination of employment, which may be limited in certain circumstances.  In the event that Mr. Benedetti's employment with us was terminated on December 31, 2012 under one of these two scenarios, he would have been entitled to receive from us a payment estimated to be $2,343,603 inclusive of the amount paid to him in March 2013 under the Performance Bonus Program.  Also, the cost to the Company of providing continued benefits for 12 months would have been approximately $15,519. The value of the accelerated vesting of Mr. Benedetti's restricted shares of the Company's Common Stock would have been $633,622 based on the closing market price of the Company's Common Stock on December 31, 2012.

Without Good Reason, With Cause, Death or Disability.  If Mr. Benedetti's employment is terminated for “cause”, the Company will be obligated to pay to Mr. Benedetti (i) his annual base salary through the date of termination, (ii) any bonus to the extent already earned by Mr. Benedetti, but unpaid, (iii) the amount of any compensation previously deferred by Mr. Benedetti, and (iv) any other amounts or benefits Mr. Benedetti would be entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.  If Mr. Benedetti voluntarily terminates his employment for other than “good reason”, the Company will be obligated to pay him (i) his annual base salary through the date of termination, (ii) any bonus to the extent already accrued by Mr. Benedetti, but unpaid, and (iii) any other amounts or benefits Mr. Benedetti would be entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.  If Mr. Benedetti's employment is terminated by reason of his death or disability, the Company will be obligated to pay him (i) his annual base salary through the date of termination, (ii) any bonus to the extent already accrued by Mr. Benedetti, but unpaid, and (iii) any other amounts or benefits Mr. Benedetti would be entitled to receive under any plan, program, policy or practice or contract or agreement of the Company, including any payments that may be due to Mr. Benedetti under the Company's 2004 Stock Incentive Plan and 2009 Stock and Incentive Plan.  In the event that Mr. Benedetti's employment with us was terminated for any of the reasons above on December 31, 2012, he would have been entitled to receive from us a payment estimated to be $693,603, which is the amount he earned under the Performance Bonus Program for 2012. In addition, pursuant to the terms of the agreements relating to such shares, the value of the accelerated vesting of Mr. Benedetti's restricted shares of the Company's Common Stock in the event of his death or disability would have been $633,622 based on the closing market price of the Company's Common Stock on December 31, 2012.

Mr. Benedetti's severance agreement provides that it is intended that any payments made to Mr. Benedetti under the agreement and under any other plan, agreement or arrangement maintained by the Company shall not constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code (or any successor provision).  If the Company's auditors determine that any payment or distribution to be made to Mr. Benedetti would be nondeductible by the Company under Section 280G of the Code, then the amounts payable or distributable under the agreement will be reduced to the maximum amount which may be paid or distributed without causing such payments or distributions to be nondeductible. The amounts shown do not reflect any potential reductions that may be imposed pursuant to this provision.

PROPOSAL TWO

ADVISORY AND NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by SEC rules, we are providing our shareholders the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules.
As described in detail under the heading “Executive Compensation - Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain highly skilled and motivated officers who will manage the Company in a manner to promote our growth and profitability, prudently preserve our capital, and advance the interests of our shareholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” beginning on page 14 for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our named executive officers.
The Compensation Committee periodically reviews the compensation programs for our named executive officers to ensure they achieve the desired goal of striking a balance between recognition of recent achievements and aligning the interests of management on a longer-term basis with that of the Company's shareholders. We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement by voting for this proposal. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders' concerns, and the Compensation Committee will evaluate whether any changes are necessary to address those concerns.
Pursuant to the vote of our shareholders at the 2011 Annual Meeting of Shareholders, we will conduct an advisory and non-binding vote to approve our named executive compensation on an annual basis. The next advisory and non-binding vote to approve our named executive officer compensation will occur at the 2014 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL THREE

AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors proposes that the Company’s Restated Articles of Incorporation be amended to increase the number of authorized shares of Common Stock, $0.01 par value per share, from 100,000,000 shares to 200,000,000 shares. As of April 11, 2013, the Company had 54,697,951 shares of Common Stock outstanding, leaving 45,302,049 authorized shares available for further issuance, of which (1) 4,683,851 shares are reserved for future issuance under the Company’s Dividend Reinvestment and Share Purchase Plan, (2) 1,795,276 shares are reserved for future issuance under the Company’s 2009 Stock and Incentive Plan, (3) 78,500 shares are reserved for future issuance under the Company’s 2004 Stock Incentive Plan, (4) 30,000 shares are reserved for issuance under the Company’s 401(k) Plan, (5) 7,416,520 are reserved for future issuance under the Company’s continuous equity placement program, (6) 11,296,680 shares are reserved for issuance upon conversion of the shares of the Company’s Series

A Preferred Stock, and (7) between 9,514,800 and 10,942,020 shares are expected to be reserved for issuance upon conversion of the shares of the Company’s Series B Preferred Stock expected to be issued on April 19, 2013.

The proposed amendment would amend the first sentence of the first paragraph of Article III of our Restated Articles of Incorporation to increase the number of authorized shares of Common Stock to 200,000,000. The form of the proposed amendment is attached to this Proxy Statement as Appendix A, with deletions indicated by strike-outs and additions indicated by underlining and italicizing.

Over the past several years, we have issued Common Stock primarily in underwritten public offerings and through our continuous equity placement program and Dividend Reinvestment and Share Purchase Plan. The proceeds of these issuances have been used to invest in mortgage assets on a leveraged basis, including the investments highlighted in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2012 under the captions: “Business — Company Overview.” We have also issued Common Stock in the form of stock awards under the Company’s 2009 Stock and Incentive Plan and upon the exercise of stock options granted under the 2004 Stock Incentive Plan to assist the Company in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and to associate their interests with those of the Company and its shareholders.

The Board of Directors believes that the availability of additional shares is essential for the Company to successfully pursue its investment strategy. It will also enhance the Company’s flexibility in connection with general corporate purposes, such as equity offerings, stock dividends and acquisitions or mergers. At the same time, the Board of Directors recognizes the potential dilutive impact issuing additional shares will have on the outstanding shares. The Board of Directors believes that a 100% increase in the authorized shares of Common Stock strikes an appropriate balance between these important interests. The Board of Directors will determine whether, when, and on what terms the issuance of shares may be warranted in connection with any of the foregoing purposes.

As a real estate investment trust, or REIT, we are required to distribute annually 90% of our taxable net income and thus, are not able to retain enough capital for growth. Therefore, capital-raising is an essential part of the Company’s investment strategy. If the Company is unable to issue additional shares of Common Stock, or securities convertible into Common Stock, it may have difficulty raising funds to complete future investments or meet obligations and commitments as they mature (depending on its access to other sources of capital). In addition, it may be forced to limit future investments or alter its capitalization structure and increase leverage in order to finance future investments and obligations. These adjustments to the Company’s investment strategy may limit the Company’s ability to generate earnings growth and increase shareholder value.

The availability for issuance of additional shares of Common Stock could enable the Board of Directors to discourage an attempt to obtain control of the Company. For example, by increasing the number of outstanding shares, the interest of a party attempting to gain control of the Company could be diluted. Also, the additional shares could be used to make more difficult a merger or similar transaction. However, in order to protect the Company’s status as a real estate investment trust, the Company’s Restated Articles of Incorporation provide that no person may acquire securities that would result in the direct or indirect beneficial ownership of more than 9.8% of the Company’s outstanding Common Stock. Consequently, the approval of the proposed amendment should have little incremental effect in discouraging unsolicited takeover attempts.

Unless otherwise required by applicable law or regulation, if the proposed amendment is approved, any or all of the additional authorized shares of Common Stock may be issued without further authorization by vote or consent of the shareholders, without first offering such shares to the shareholders for subscription and on such terms and for such consideration as may be determined by the Board of Directors. The issuance of shares other than on a pro-rata basis to all current shareholders would reduce current shareholders’ proportionate interests. However, in any such event, shareholders wishing to maintain their interests may be able to do so through normal market purchases.

If the shareholders approve the proposed amendment, the Company will file Articles of Amendment to our Restated Articles of Incorporation with the State Corporation Commission of the Commonwealth of Virginia shortly after the Annual Meeting, and the amendment will become effective when the State Corporation Commission issues a certificate of amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION IN THIS PROPOSAL THREE.

PROPOSAL FOUR

AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO REMOVE OBSOLETE LANGUAGE REGARDING THE 1999 REVERSE STOCK SPLIT

Article III of the Company’s Restated Articles of Incorporation contains language regarding the Company’s 1999 reverse stock split, which is now obsolete as the reverse stock split was completed in 1999. The Company believes the continuing reference to the 1999 reverse stock split in the Restated Articles of Incorporation is unnecessary and confusing to investors and the capital markets.

As a result, the Board of Directors proposes that the Company’s Restated Articles of Incorporation be amended to remove the language regarding the Company’s 1999. The proposed amendment would delete the second and third sentences of the first paragraph of Article III of our Restated Articles of Incorporation, and the second and third paragraphs of Article III of our Restated Articles of Incorporation. The form of the proposed amendment is attached to this Proxy Statement as Appendix B, with deletions indicated by strike-outs.

If the shareholders approve the proposed amendment, the Company will file Articles of Amendment to our Restated Articles of Incorporation with the State Corporation Commission of the Commonwealth of Virginia shortly after the Annual Meeting, and the amendment will become effective when the State Corporation Commission issues a certificate of amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION IN THIS PROPOSAL FOUR.

PROPOSAL FIVE

AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO REMOVE OBSOLETE LANGUAGE REGARDING THE SERIES D 9.50% CUMUULATIVE CONVERTIBLE PREFERRED STOCK

Article IIID of the Company’s Restated Articles of Incorporation contains language authorizing the issuance of up to 5,713,430 shares of Series D 9.50% Cumulative Convertible Preferred Stock, par value $0.01 per share, which is now obsolete. There are no longer any shares of Series D 9.50% Cumulative Convertible Preferred Stock outstanding, and the Company does not intend to issue any future preferred stock as shares of Series D 9.50% Cumulative Convertible Preferred Stock. The Company believes the continuing reference to the Series D 9.50% Cumulative Convertible Preferred Stock in the Restated Articles of Incorporation is unnecessary and confusing to investors and the capital markets.

As a result, the Board of Directors proposes that the Company’s Restated Articles of Incorporation be amended to remove the language authorizing the Series D 9.50% Cumulative Convertible Preferred Stock. The proposed amendment would delete Article IIID of our Restated Articles of Incorporation. The form of the proposed amendment is attached to this Proxy Statement as Appendix C, with deletions indicated by strike-outs.

If the shareholders approve the proposed amendment, the Company will file Articles of Amendment to our Restated Articles of Incorporation with the State Corporation Commission of the Commonwealth of Virginia shortly after the Annual Meeting, and the amendment will become effective when the State Corporation Commission issues a certificate of amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION IN THIS PROPOSAL FIVE.

RELATED PERSON TRANSACTIONS

We recognize that maintaining the independence in fact and appearance for our directors and officers is critical. Therefore, we have certain policies and procedures in place to critically evaluate each transaction that could impact the independence of directors and officers. Our Code of Business Conduct and Ethics provides that the Company's personnel, including directors and officers, are expected to avoid any situation in which their personal interests conflict, or have the appearance of conflicting, with those of the Company. Our Corporate Governance Guidelines also provide that the Company will generally refrain from entering into contracts with Board members and their immediate family members or providing support directly or indirectly to organizations with which a Board member may be affiliated. In the event that we deem it appropriate to enter transactions with a Board member or a member of his immediate family, the terms of the transaction must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time of a comparable transaction with a non-related person. The Board will also evaluate each of these transactions when the independence of the director is determined.

Our Board has adopted certain written policies and procedures, included within our Code of Business Conduct and Ethics, for the review, approval and ratification of related person transactions, which we refer to as our Related Person Policy. Among other things, our Related Person Policy provides that, other than compensation matters which are ratified or approved by our Compensation Committee, a related person transaction is prohibited unless it is approved or ratified by the Audit Committee. A “related person transaction” is any transaction, arrangement or relationship (or any series of transactions, arrangements or relationships) in which we were, are or will be a participant, in which the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Any related person transaction must be reported to the Chairman of the Audit Committee. A “related person,” as defined in our Related Person Policy, means any person who is an executive officer, director or nominee for director of the Company, any person who is the owner of more than 5% of any class of the Company's outstanding equity securities, any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person (other than a tenant or employee) sharing the household of the executive officer, director, nominee or more than 5% owner, and any entity which is owned or controlled by any of the foregoing persons or in which one of the foregoing persons has a substantial ownership interest or control of such entity.

Under the Related Person Policy, proposed related person transactions are reported to the Chairman of the Audit Committee. The Chairman will assess, with the assistance of counsel, if appropriate, whether the proposed transaction would be a related person transaction and, if so, the proposed related person transaction shall be submitted to the Audit Committee for consideration. In determining whether to approve or ratify the proposed related person transaction, the Audit Committee will consider, among other things, whether the related person transaction is in, or is not inconsistent with, the best interests of the Company and its shareholders, and, where applicable, whether the terms of such transaction are comparable to those that could be obtained in arms-length dealings with an unrelated third party. The Audit Committee notifies the related person of its determination.
Mr. Benedetti, the Company's Executive Vice President, Chief Financial Officer and Chief Operating Officer, is the sole owner of ICD Holding, Inc. (“ICD Holding”), which is the parent corporation to its wholly-owned subsidiary DCI Commercial, Inc. (“DCI Commercial”). Mr. Benedetti became the sole owner of ICD Holding in 2002. The Company and DCI Commercial have been jointly named in litigation regarding the activities of DCI Commercial while it was an operating subsidiary of an affiliate of the Company. The Company and DCI Commercial have entered into a Litigation Cost Sharing Agreement whereby the Company agreed to advance DCI Commercial's portion of the costs of defending against such lititgation. Litigation costs advanced by the Company on behalf of DCI Commercial are loans and carry simple interest at the rate of Prime plus 8% per annum. At December 31, 2012, the total amount due to the Company under the Litigation Cost Sharing Agreement, including interest, was $7.6 million. ICD Holding has no assets other than its interest in DCI Commercial.  Neither ICD Holding nor Mr. Benedetti expects to derive any monetary benefit from the arrangement other than the advancement of the litigation costs.  Neither ICD Holding nor DCI Commercial has made any payments to the Company. The Audit Committee has approved the Litigation Cost Sharing Agreement in accordance with our Related Person Policy.

As disclosed in Part I, Item 3. Legal Proceedings in the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2013, in February 2013, the Fifth Circuit Court of Appeals in Dallas, Texas (the “Fifth Circuit”) ruled on plaintiff's appeal in this joint litigation against the Company and DCI Commercial, affirming a previous decision of no liability with respect to the Company, and reversing a previous decision of no liability with respect to DCI Commercial. The Fifth Circuit ordered a new trial to determine the amount of attorneys' fees and prejudgment and post-judgment interest due to plaintiffs and reinstated a $25.6 million damage award against DCI Commercial. The Fifth Circuit's decision appears to permit the plaintiffs to recover the costs of their appeal from both the Company and DCI Commercial. The Company and DCI Commercial have filed a motion for rehearing with the Fifth Circuit on the issue of the costs. As part of the motion for rehearing, DCI is challenging the damage award and the decision regarding attorneys' fees. Management believes the Company will not be obligated for any amounts that may ultimately be awarded against DCI Commercial in this litigation.

PROPOSAL SIX

RATIFICATION OF THE SELECTION
OF THE COMPANY'S AUDITORS

The Board of Directors has selected the firm of BDO USA, LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2013. BDO USA, LLP has audited the financial statements of the Company since 2006, including for the fiscal year ended December 31, 2012.

In the event that shareholders do not ratify the selection of BDO USA, LLP, the Board of Directors will consider making a change in auditors for the Company for the fiscal year ending December 31, 2014.

Representatives of BDO USA, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF BDO USA, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

AUDIT INFORMATION
Independent Registered Public Accounting Firm Fees

The following information is furnished with respect to fees billed for professional services rendered to the Company by BDO USA, LLP for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2012 and 2011, respectively, and fees billed for other services rendered by BDO USA, LLP during those periods.

	For Fiscal Year Ended December 31,
	2012	2011
Audit Fees (1)	$399,500	$426,080
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	19,000	—
Total	$418,500	$426,080

(1)
Audit Fees include: (i) the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in the Company's quarterly reports on Form 10-Q; and (iii) comfort letters, consents and other services related to SEC and other regulatory filings.

(2)
Audit-Related Fees represent professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and not reported under the heading “Audit Fees.”

(3)	Tax Fees include tax compliance, tax planning, tax advisory and related services.

(4)	During 2012, BDO USA, LLP performed certain agreed upon procedures related to the Company's master servicing responsibilities on certain securitization financing issuances.

Pre-Approval Policies and Procedures

In accordance with the Audit Committee Charter, all audit (including audit-related) and non-audit services performed by BDO USA, LLP, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by the Company's independent registered public accounting firm was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

The following Audit Committee Report shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of any audits, reviews other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls. The Audit Committee is comprised of three directors, each of whom is independent for audit committee purposes, as defined by the regulations of the SEC and the New York Stock Exchange listing standards.

The Audit Committee has reviewed and discussed with management and the independent accountants the Company's audited financial statements and the results of their examination and evaluation of the Company's internal controls for fiscal year 2012. In addition, the Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from the independent accountants written disclosures and a letter regarding BDO USA, LLP's communications with the Audit Committee concerning independence, as required by the applicable requirements of the Public Company Accounting Oversight Board. These disclosures have been reviewed by the Audit Committee, and the Audit Committee has discussed with the independent accountants the independent accountants independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2012 for filing with the SEC.

Audit Committee

Daniel K. Osborne, Chairman
Barry A. Igdaloff
James C. Wheat, III

SHAREHOLDER PROPOSALS

If any shareholder desires to present a proposal to be acted upon at the 2014 Annual Meeting of Shareholders (including a nomination for director), written notice of such proposal must be received, in proper form, by the Secretary of the Company no later than January 26 , 2014 and no earlier than October 28 , 2013. The proxy solicited by the Board of Directors for the 2014 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal within this time period, in writing delivered to the Company's Secretary. If any shareholder intends to present a proposal to be considered for inclusion in the Company's proxy materials in connection with the 2014 Annual Meeting, the proposal must comply with Exchange Act Rule 14a-8 and must be received by the Company's Secretary, at the Company's principal office, on or before December 27 , 2013.

OTHER MATTERS

A copy of the Company's 2012 Annual Report to Shareholders is being provided to each shareholder with this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for fiscal year 2012 and a list of all its exhibits will be supplied without charge to any shareholder upon written request sent to the Company's principal executive offices: Dynex Capital, Inc., Attention: Investor Relations, 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060. Exhibits to the Form 10-K are available for a reasonable fee. You may also view the Company's Annual Report on Form 10-K and its exhibits online at the SEC web page at www.sec.gov or via the Company's web page at www.dynexcapital.com under “Investor Relations - SEC Filings”.

By Order of the Board of Directors
Stephen J. Benedetti
Executive Vice President,
Chief Financial Officer, Chief Operating Officer, and Secretary

April 26 , 2013

Appendix A

AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

The first sentence of the first paragraph of Article III of the Restated Articles of Incorporation of the Corporation is hereby amended to read as follows:

The number of shares of Common Stock that the Corporation shall have the authority to issue shall be ~~100,000,000~~ 200,000,000 shares of Common Stock with the par value of $.01 each.

A-1

Appendix B

AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

The second and third sentences of the first paragraph of Article III, and the second and third paragraphs of Article III are hereby deleted as follows:

III.    CAPITAL STOCK

Common Stock

The number of shares of Common Stock that the Corporation shall have the authority to issue shall be 100,000,000. (1) ~~Effective at the close of business on the effective date of this amendment (the “Effective Time”), the filing of this amendment shall effect a reverse stock split (the “Reverse Stock Split”) pursuant to which each four (4) issued and outstanding shares of Common Stock of the Corporation, par value of $.01 per share, shall be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock of the Corporation, par value of $.01 per share. Each stock certificate that prior to the Effective Time represented shares of Common Stock shall, following the Effective Time, represent the number of shares into which the shares of Common Stock represented by such certificate shall be combined.~~

~~No fractional shares or scrip for fractional shares shall be issued by reason of this Reverse Stock Split. In cases in which the Reverse Stock Split shall result in any shareholder holding a fractional share, the Corporation shall issue one share for each fractional share of Common Stock equal to or greater than one-half and no shares for each fractional share of Common Stock less than one-half.~~

~~After the Effective Time, each holder of record of shares of Common Stock shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock held by such holder immediately prior to the Effective Time at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of shares of Common Stock of which such record owner is entitled after giving effect to the Reserve Stock Split. The Reverse Stock Split will be deemed to occur at the Effective Time, regardless of when the certificates are surrendered.~~

No holder of shares of any class of the Common Stock of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

Preferred Stock

The number of shares of Preferred Stock that the Corporation shall have authority to issue shall be 50,000,000 shares of Preferred Stock with the par value of $0.01 each. The Preferred Stock may be issued from time to time in one or more classes or series, with such distinctive designations, rights and preferences as shall be stated and expressed herein or in the resolution or resolutions providing for the issue of shares of a particular series, and in such resolution or resolutions providing for the issue of shares of such series, the Board of Directors is expressly authorized to fix:

The annual or other periodic dividend rate for such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall be cumulative, and the extent of participation rights, if any;

The redemption price or prices, if any for such series and other terms and conditions on which such series may be retired and redeemed;

B-1

The obligation, if any, of the Corporation to purchase and retire or redeem shares of such series as a sinking fund or otherwise, and the terms and conditions of any such redemption;

The option or obligation of holders of one or more series of preferred stock to participate in a dividend reinvestment program;

The designation and maximum number of shares of such series issuable;

The right to vote, if any, with holders of shares of any other class or series and any right to vote as a separate voting group, either generally or as a condition to specified corporate action;

The amount payable upon shares in event of involuntary liquidation;

The amount payable upon shares in event of voluntary liquidation;

The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation and the terms and conditions of any such conversion; and

Such other rights as may be specified by the Board of Directors and not prohibited by law.

All shares of Preferred Stock of any one series shall be identical with each other in all respects except, if so determined by the Board of Directors, as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided herein or in the resolution or resolutions providing for the issue of a particular series. In case dividends on all shares of Preferred Stock for any quarterly dividend period are not paid in full, all such shares shall participate ratably in any partial payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectively entitled.

(1) If Proposal Two is approved by the shareholders of Dynex Capital, Inc., this number will be revised from 100,000,000 to 200,000,000 (see Appendix A). shares of Common Stock with the par value of $.01 each.

B-2

Appendix C

AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

Article IIID of the Articles of Incorporation is hereby deleted as follows:

~~IIID.    SERIES D PREFERRED~~

~~Section 1.    Number of Shares and Designation.~~

~~(a)    This series of Preferred Stock shall be designated as Series D 9.50% Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) and up to five million seven hundred thirteen thousand four hundred thirty (5,713,430) shall be the number of shares of such Preferred Stock constituting this series.~~

~~(b)    Upon the effectiveness of this Article IIID:~~

~~(i)    Each share of the Corporation's Series A Preferred Stock shall be deemed to have been converted into 2.784 shares of Series D Preferred Stock and 0.6373 shares of Common Stock. Each holder of Series A Preferred Stock shall also receive a cash payment equal to any fractional shares of Series D Preferred Stock and Common Stock that it would otherwise be entitled to receive on a basis that values each share of Series D Preferred Stock at $10.00 and each share of Common Stock at $5.6484.~~

~~(ii)    Each share of the Corporation's Series B Preferred Stock shall be deemed to have been converted into 2.842 shares of Series D Preferred Stock and 0.6506 shares of Common Stock. Each holder of Series B Preferred Stock shall also receive a cash payment equal to any fractional shares of Series D Preferred Stock and Common Stock that it would otherwise be entitled to receive on a basis that values each share of Series D Preferred Stock at $10.00 and each share of Common Stock at $5.6484.~~

~~(iii)    Each share of the Corporation's Series C Preferred Stock shall be deemed to have been converted into 3.480 shares of Series D Preferred Stock and 0.7967 shares of Common Stock. Each holder of Series C Preferred Stock shall also receive a cash payment equal to any fractional shares of Series D Preferred Stock and Common Stock that it would otherwise be entitled to receive on a basis that values each share of Series D Preferred Stock at $10.00 and each share of Common Stock at $5.6484.~~

~~Section 2.    Definitions. For purposes of the Series D Preferred Stock, the following terms shall have the meanings indicated:~~

~~“Act” shall mean the Securities Act of 1933, as amended.~~

~~“Affiliate” of a person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.~~

~~“Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series D Preferred Stock.~~

~~“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.~~

~~“Call Date” shall have the meaning set forth in paragraph (b) of Section 5 hereof.~~

~~“Common Stock” shall mean the common stock, $.01 par value per share, of the Corporation or such shares of the Corporation's capital stock into which such Common Stock shall be reclassified.~~

~~“Conversion Ratio” shall mean the conversion ratio per share of Common Stock for which each share of Series D Preferred Stock is convertible, as such Conversion Ratio may be adjusted pursuant to Section 7. The initial Conversion Ratio shall be one share of Common Stock for each share of Series D Preferred Stock.~~

~~“Current Market Price” of publicly traded shares of Common Stock or any other class or series of capital stock or other security of the Corporation or of any similar security of any other issuer for any day shall mean the closing price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if such security is not quoted on NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE or National Association of Securities Dealers, Inc. member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Directors or if any class or series of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Board of Directors of the Corporation.~~

~~“Dividend Payment Date” shall mean, with respect to each Dividend Period, the last day of January, April, July and October, in each year, commencing on July 31, 2004 with respect to the period commencing on April 7, 2004 and ending June 30, 2004; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.~~

~~“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on April 7, 2004 and end on and include June 30, 2004).~~

~~“Fair Market Value” shall mean the average of the daily Current Market Prices of a share of Common Stock during five (5) consecutive Trading Days selected by the Corporation commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. The term “ex date,” when used with respect to any issuance or distribution, means the first day on which the share of Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.~~

~~“Issue Date” shall mean April 7, 2004 or the earlier date of issue of the Series D Preferred Stock.~~

~~“Issue Price” shall mean the amount of $10.00.~~

~~“Junior Stock” shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the shares of Series D Preferred Stock have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.~~

~~“Person” shall mean any individual, firm, partnership, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.~~

~~“Press Release” shall have the meaning set forth in paragraph (a)(i) of Section 5 hereof.~~

~~“Series A Preferred Stock” shall mean the Series A Cumulative Convertible Preferred Stock formerly authorized by Article IIIA of these Articles of Incorporation.~~

~~“Series B Preferred Stock” shall mean the Series B Cumulative Convertible Preferred Stock formerly authorized by Article IIIB of these Articles of Incorporation.~~

~~“Series C Preferred Stock” shall mean the Series C Cumulative Convertible Preferred Stock formerly authorized by Article IIIC of these Articles of Incorporation.~~

~~“Series D Preferred Stock” shall have the meaning set forth in Section 1 hereof.~~

~~“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series D Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.~~

~~“Trading Day” as to any securities, shall mean any day on which such securities are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if such securities are not listed or admitted for trading on any national securities exchange, on NASDAQ or, if such securities are not quoted on NASDAQ, in the securities market in which such securities are traded.~~

~~“Transaction” shall have the meaning set forth in paragraph (e) of Section 7 hereof.~~

~~“Transfer Agent” means Wachovia Bank Shareholder Services or such other transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Series D Preferred Stock.~~

~~Section 3.    Dividends.~~

~~(a)     The holders of Series D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share of Series D Preferred Stock equal to the greater of (i) the base dividend of $0.2375 per quarter (the “Base Rate”) or (ii) the aggregate quarterly dividends declared on the shares of the Common Stock (or portion thereof) into which each share of the Series D Preferred Stock is convertible. The initial Dividend Period shall commence on the Issue Date and end on June 30, 2004. The dividends payable with respect to the portion of the initial Dividend Period commencing on the Issue Date and ending on June 30, 2004 shall be prorated from the Issue Date and determined by reference to the Base Rate. The amount referred to in clause (ii) of this paragraph (a) with respect to each Dividend Period shall be determined by multiplying each share of Common Stock, or portion thereof calculated to the fourth decimal point, into which a share of Series D Preferred Stock would be convertible at the close of business on the record date for the payment of dividends on the Series D Preferred Stock (based on the Conversion Ratio then in effect) by the quarterly cash dividend payable or paid for such Dividend Period in respect of a share of Common Stock outstanding as of the record date for the payment of dividends on the Common Stock with respect to such Dividend Period or, if different, with respect to the most recent quarterly period for which dividends with respect to the Common Stock have been declared. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on the Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of the Series D Preferred Stock, as they appear on the stock records of the Corporation at the close of business on a record date which shall be not more than sixty (60) days prior to the applicable Dividend Payment Date and shall be fixed by the Board of Directors to coincide with the record date for the regular quarterly dividends, if any, payable with respect to the Common Stock; provided, however, that the record dates for the Dividend Period ending December 31, may be separated so that the record date for the Common Stock dividend is December 31 and the record date for the Series D Preferred Stock dividend is January~~

~~1 and vice versa. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date, shall precede by not more than forty-five (45) days the payment date thereof, as may be fixed by the Board of Directors.~~

~~(b)    The amount of dividends payable per share of Series D Preferred Stock for the portion at the initial Dividend Period commencing on the Issue Date and ending and including June 30, 2004, or any other period shorter than a full Dividend Period, shall be computed ratably on the basis of twelve (12) thirty (30)-day months and a three hundred sixty (360)-day year. Holders of Series D Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series D Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock that may be in arrears.~~

~~(c)    So long as any of the shares of Series D Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment on the Series D Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date.~~

~~(d)    So long as any of the shares of Series D Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to subscribe for or purchase shares of Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than by a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) directly or indirectly by the Corporation (except by conversion into or exchange for Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless in each case (i) the full cumulative dividends (including all accumulated, accrued and unpaid dividends) on all outstanding shares of Series D Preferred Stock shall have been paid or such dividends have been declared and set apart for payment for all past Dividend Periods with respect to the Series D Preferred Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the full dividend for the current Dividend Period with respect to the Series D Preferred Stock.~~

~~Section 4.    Liquidation Preference.~~

~~(a)    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Series D Preferred Stock shall be entitled to receive an amount in cash per share of Series D Preferred Stock (“Liquidation Preference”) equal to the Issue Price, plus an amount in cash equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Series D Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series D Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Preferred Stock ratably in the same proportion as the respective amounts that would be payable on such Series D Preferred Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations,~~

~~(ii) a sale or transfer of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.~~

~~(b)    Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series D Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Stock shall not be entitled to share therein.~~

~~Section 5.    Redemption at the Option of the Corporation.~~

~~(a)    Shares of Series D Preferred Stock will be redeemable by the Corporation, in whole or in part, at the option of the Corporation as set forth herein, subject to the provisions described below:~~

~~(i)    Provided that for twenty (20) Trading Days within any period of thirty (30) consecutive Trading Days, including the last Trading Day of such period, the closing price of the Common Stock on the NYSE equals or exceeds $10.00, shares of Series D Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation by issuing and delivering to each holder for each share of Series D Preferred Stock to be redeemed one share of authorized but previously unissued Common Stock, subject to adjustment of the Conversion Ratio as provided in Section 7 plus accumulated, accrued and unpaid dividends (as provided below), which are to be paid in cash through the end of the prior Dividend Period; however, no dividend will be payable for the Dividend Period in which such a redemption occurs if such redemption occurs before the record date for the dividend on the Common Stock, in which event, the dividend will be payable through the redemption date, provided, however, if no dividend on the Common Stock has been declared for such period, a dividend shall be paid on the redeemed Series D Preferred Stock in cash and on a pro rata basis for the period in which such redemption occurs). In order to exercise its redemption option pursuant to this paragraph (a)(i), the Corporation must issue a press release announcing the redemption (the “Press Release”) prior to the opening of business on the second Trading Day after the condition upon which this redemption is based has been satisfied. The Press Release shall announce the redemption and set forth the number of shares of Series D Preferred Stock that the Corporation intends to redeem; or~~

~~(ii)     Shares of Series D Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation out of funds legally available therefore for cash at the Issue Price per share, plus any accumulated, accrued and unpaid dividends (as provided in Section 5(b) below), plus the pro-rated dividend accrued from the beginning of the current Dividend Period to the date of redemption determined by reference solely to the Base Rate.~~

~~(b)     Shares of Series D Preferred Stock shall be redeemed by the Corporation on the date specified in the notice to holders required under paragraph (d) of this Section 5 (the “Call Date”). The Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than thirty (30) days nor more than 60 days after (i) the date on which the Corporation issues the Press Release, if such redemption is pursuant to paragraph (a)(i) of this Section 5, or (ii) the date notice of redemption is sent by the Corporation, if such redemption is pursuant to paragraph (a)(ii) of this Section 5. In the event of a redemption pursuant to Section 5(a)(i) or 5(a)(ii), if the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then (i) in the event of a redemption pursuant to Section 5(a)(i) each holder of Series D Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares prior to such Dividend Payment Date and (ii) in the event of a redemption pursuant to Section 5(a)(ii), each holder of Series D Preferred Stock at the close of business on such dividend payment record date shall be entitled to the portion of the dividend accrued from the beginning of the Dividend Period in which the redemption occurs and ending on the Call Date notwithstanding the redemption of such shares prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for accumulated or accrued dividends on shares of Series D Preferred Stock called for redemption or on the shares of Common Stock issued upon such redemption.~~

~~If the dividend payment record date for the Series D Preferred Stock and Common Stock do not coincide, and the preceding sentence does not operate to ensure that a holder of shares of Series D Preferred Stock whose shares are redeemed for Common Stock does not receive dividends on both the shares of Series D Preferred Stock and the Common Stock for which such shares are redeemed for the same Dividend Period, then notwithstanding anything herein to the contrary, it is the intent, and the Transfer Agent is authorized to ensure that no redemption after the earlier of such record dates will be accepted until after the latter of such record dates.~~

~~(c)     If full cumulative dividends on all outstanding shares of Series D Preferred Stock of the Corporation have not been paid or declared and set apart for payment, no shares of Series D Preferred Stock may be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed, and neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Series D Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series D Preferred Stock.~~

~~(d)     If the Corporation shall redeem shares of Series D Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed and, if such redemption is pursuant to paragraph (a)(i) of this Section 5, such notice shall be given not more than ten (10) Business Days after the date on which the Corporation issues the Press Release; if the Corporation shall redeem shares of Series D Preferred Stock pursuant to paragraph (a)(ii) of this Section 5, notice of such redemption shall be given not less than thirty (30) nor more than sixty (60) days prior to the Call Date. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, or by publication in The Wall Street Journal or The New York Times or if neither such newspaper is then being published, any other daily newspaper of national circulation not less than thirty (30) nor more than sixty (60) days prior to the Call Date. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the shares of Series D Preferred Stock to be redeemed. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series D Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) whether redemption will be for shares of Common Stock pursuant to paragraph (a)(i) of this Section 5 or for cash pursuant to paragraph (a)(ii) of this Section 5, and, if redemption will be for Common Stock, the number of shares of Common Stock to be issued with respect to each share of Series D Preferred Stock to be redeemed; (4) the place or places at which certificates for such shares are to be surrendered for certificates representing shares of Common Stock and (5) the then-current Conversion Ratio. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to issue and make available the number of shares of Common Stock and/or amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Series D Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Series D Preferred Stock called for redemption (except that, in the case of a Call Date after a dividend record date and prior to the related Dividend Payment Date, holders of Series D Preferred Stock on the dividend record date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series D Preferred Stock of the Corporation shall cease (except the rights to receive the shares of Common Stock and/or cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide shares of Common Stock and/or cash in accordance with the preceding sentence shall be deemed fulfilled if on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has, or is an affiliate of, a bank or trust company that has a capital and surplus of at least $50,000,000, such number or shares of Common Stock and such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such shares of Common Stock and/or cash be applied to the redemption of the shares of Series D Preferred Stock so called for redemption. In the case of any redemption pursuant to paragraph (a)(i)~~

~~of this Section 5, at the close of business on the Call Date, each holder of shares of Series D Preferred Stock to be redeemed (unless the Corporation defaults in the delivery of the shares of Common Stock or cash payable on such Call Date) shall be deemed to be the record holder of the number of shares of Common Stock into which such shares of Series D Preferred Stock are to be converted at redemption, regardless of whether such holder has surrendered the certificates representing the shares of Series D Preferred Stock to be so redeemed. No interest shall accrue for the benefit of the holders of shares of Series D Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation after which reversion the holders of shares of Series D Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.~~

~~As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for certificates representing shares of Common Stock and/or any cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Series D Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series D Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Series D Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Series D Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.~~

~~(e)    In the case of any redemption pursuant to paragraph (a)(i) of this Section 5, no fractional shares of Common Stock or scrip representing fractions of shares of Common Stock shall be issued upon redemption of the shares of Series D Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon redemption of shares of Series D Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of the Common Stock on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full shares of Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock so surrendered.~~

~~(f)     In the case of any redemption pursuant to paragraph (a)(i) of this Section 5, the Corporation covenants that any shares of Common Stock issued upon redemption of shares of Series D Preferred Stock shall be validly issued, fully paid and non-assessable. The Corporation shall use its best efforts to list, subject to official notice of issuance, the shares of Common Stock required to be delivered upon any such redemption of shares of Series D Preferred Stock, prior to such redemption, on a national securities exchange, if any, on which the outstanding shares of Common Stock are listed at the time of such delivery.~~

~~The Corporation shall take any action necessary to ensure that any shares of Common Stock issued upon the redemption of Series D Preferred Stock are freely transferable and not subject to any resale restrictions under the Act or any applicable state securities or blue sky laws (other than any shares of Common Stock issued upon redemption of any Series D Preferred Stock which are held by an “affiliate” (as defined in Rule 144 under the Act) of the Corporation).~~

~~Section 6.    Stock To Be Retired. All shares of Series D Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series. The Corporation may also retire any unissued shares of Series D Preferred Stock, and such shares shall then be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.~~

~~Section 7.    Conversion into Common Stock. Holders of shares of Series D Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:~~

~~(a)     Subject to and upon compliance with the provisions of this Section 7, a holder of shares of Series D Preferred Stock shall have the right, at such holder's option at any time to convert such shares, in whole or in part, into one share, subject to adjustment as provided in this Section 7, of fully paid and non-assessable, authorized but previously unissued Common Stock per each share of Series D Preferred Stock by surrendering such shares to be converted, such surrender made in the manner provided in paragraph (b) of this Section 7; provided, however, that the right to convert shares of Series D Preferred Stock called for redemption pursuant to Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Corporation shall default in making payment of shares of Common Stock and/or cash payable upon such redemption under Section 5 hereof.~~

~~(b)    In order to exercise the conversion right, the holder of each share of Series D Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of Series D Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series D Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).~~

~~Holders of shares of Series D Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.~~

~~As promptly as practicable after the surrender of certificates for shares of Series D Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or send on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Series D Preferred Stock in accordance with provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.~~

~~Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series D Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Ratio in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Ratio in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation. If the dividend payment record date for the Series D Preferred Stock and Common Stock do not coincide, and the preceding sentence does not operate to ensure that a holder of shares of Series D Preferred Stock whose shares are converted into Common Stock does not receive dividends on both the shares of Series D Preferred Stock arid the Common Stock into which such shares are converted for the same Dividend Period, then notwithstanding anything herein to the contrary, it is the intent, and the Transfer Agent is authorized to ensure that no conversion after the earlier of such record dates will be accepted until after the latter of such record dates.~~

~~(c)     No fractional share of Common Stock or scrip representing fractions of a share of Common Stock shall be issued upon conversion of the shares of Series D Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of shares of Series D Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Stock on the Trading Day~~

~~immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock so surrendered.~~

~~(d)     The Conversion Ratio shall be adjusted from time to time as follows:~~

~~(i)     If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Ratio in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (or fraction of a share of Common Stock) that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series D Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (d)(i) of this Section 7 shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.~~

~~(ii)     If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date described below in this paragraph (d)(ii) of this Section 7) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of the Common Stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Ratio in effect at the opening of business on the day next following such record date shall be adjusted to equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the opening of business on the day following the date fixed for such determination by a fraction, the numerator of which shall be the sum of (X) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (Y) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (XX) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (YY) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.~~

~~(iii)     No adjustment in the Conversion Ratio shall be required unless such adjustment would require a cumulative increase or decrease of at least 1%, in such ratio, provided, however, that any adjustments that by reason of this paragraph (d)(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made: and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this paragraph (d)(iii)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section~~

~~7, the Corporation shall not be required to make any adjustment of the Conversion Ratio for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this Section 7 shall be made to the nearest one-tenth of a share (with .05 of a share being rounded upward). Anything in this paragraph (d) of this Section 7 to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Ratio, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.~~

~~(e)     If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, issuer or self tender offer for all or a substantial portion of the shares of Common Stock outstanding, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock, but excluding any transaction as to which paragraph (d)(i) of this Section 7 applies (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series D Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of shares of Common Stock into which one share of Series D Preferred Stock was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series D Preferred Stock that will contain provisions enabling the holders of the Series D Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Ratio in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.~~

~~(f)     If,~~

~~(i)     the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than cash dividends and cash distributions); or~~

~~(ii)     the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other rights or warrants; or~~

~~(iii)     there shall be any reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or an issuer or self tender offer by the Corporation for all or a substantial portion of its outstanding shares of Common Stock (or an amendment thereto changing the maximum number of shares sought or the amount or type of consideration being offered therefor or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or~~

~~(iv)     there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,~~

~~then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to each holder of shares of Series D Preferred Stock at such holder's address as shown on the stock records of the Corporation, as promptly as possible, but at least fifteen (15) day prior to the~~

~~applicable date hereinafter specified, a notice stating (A) the record date for the payment of such dividend, distribution or rights or warrants, or, if a record date is not established, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up or (C) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.~~

~~(g)     Whenever the Conversion Ratio is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Ratio setting forth the adjusted Conversion Ratio and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Ratio to each holder of shares of Series D Preferred Stock at such holder's last address as shown on the stock records of the Corporation.~~

~~(h)    In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series D Preferred Stock converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.~~

~~(i)     There shall be no adjustment of the Conversion Ratio in case of the issuance of any capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7.~~

~~(j)     If the Corporation shall take any action affecting the Common Stock other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of Series D Preferred Stock, the Conversion Ratio for the Series D Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time as the Board of Directors, in its sole discretion may determine to be equitable under the circumstances.~~

~~(k)     The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock solely for the purpose of effecting conversion of the Series D Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series D Preferred Stock not theretofore converted into Common Stock. For purposes of this paragraph (k), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series D Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.~~

~~The Corporation covenants that any shares of Common Stock issued upon conversion of the shares of Series D Preferred Stock shall be validly issued, fully paid and non-assessable.~~

~~The Corporation shall use its best efforts to list the shares of Common Stock required to be delivered upon conversion of the shares of Series D Preferred Stock, prior to such delivery, on a national securities exchange, if any, on which the outstanding shares of Common Stock are listed at the time of such delivery.~~

~~The Corporation shall take any action necessary to ensure that any shares of Common Stock issued upon conversion of shares of Series D Preferred Stock are freely transferable and not subject to any resale restrictions under the Act, or any applicable state securities or blue sky laws (other than any shares of Common Stock which are held by an “affiliate” (as defined in Rule 144 under the Act).~~

~~(l)     The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion or redemption of shares of Series D Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of Series D Preferred Stock to be converted or redeemed, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.~~

~~Section 8.    Conversion into Senior Notes.~~

~~(a)    If at any time the Corporation:~~

~~(i)    falls in arrears in the payment of dividends on the Series D Preferred Stock in an aggregate amount equal to the full accrued dividends for two quarterly Dividend Periods; or~~

~~(ii)     fails to maintain consolidated shareholders' equity determined in accordance with generally accepted accounting principles of at least 200% of the aggregate Issue Price of the then outstanding Series D Preferred Stock,~~

~~then the Series D Preferred Stock will automatically convert into 9.50% Senior Notes (the “Conversion Notes”), which will be in substantially the following form:~~
~~[Date]            ,~~
~~DYNEX CAPITAL, INC.~~

~~9.50% Senior Note~~

~~DYNEX CAPITAL, INC., a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia (the “Company”), for value received hereby promises to pay to the order of _____________________ (the “Noteholder”) the principal sum of __________________________ Dollars ($ ______________) with interest thereon at the rate of 9.50% per annum, payable as follows:~~

~~a.     Interest in quarterly installments payable only on the last day of the months of _______ , _______ , _______ , and _______ commencing from the date of issuance of this Note (the “Issue Date”); and~~

~~b.    Principal in arrears, together with associated interest, commencing the third year after the Issue Date over eight quarterly periods payable on the last day of the months of _______ _______ _______ , and _______; provided, however, that such quarterly payments will not begin until after the Company tenders its last payment on the Company's 9.50% Senior Notes due 2007.~~

~~The principal and interest payable on this Note will be paid to the person in whose name this Note is registered at the close of business on the record date, which shall be ________ _______ _______ , and _______ (whether or not a business day). Interest shall be paid by cheek mailed to the Noteholder at the registered address of such person unless other arrangements are made by the Noteholder with the Company.~~

~~Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months.~~

~~The Company will have the right to prepay or redeem this Note in part or in its entirety, including all accrued interest due hereon, at its option, anytime prior to maturity without penalty.~~

~~The Company covenants that, until it satisfies its obligations pursuant to the terms of this Note, it will not (i) repurchase outstanding capital stock of the Company or (ii) make distributions to shareholders of the Company other than such distributions necessary to maintain the Company's status as a real estate investment trust pursuant to the Internal Revenue Code of 1986, as amended.~~

~~Any of the following shall constitute an “Event of Default” hereunder: (i) the failure to pay any sum due hereunder within ten (10) days after a notice of default is delivered to Company by Noteholder following the date such sum is due, (ii) Company's admission in writing that it is unable to pay its debts as they become due, (iii) any assignment by the Company for the benefit of its creditors, or (iv) Company's filing or having filed against it a petition in bankruptcy. Upon the occurrence of an Event of Default, interest shall begin to accrue at a rate of ___% per annum from the date of said occurrence until this Note is paid in full. Upon the occurrence of an Event of Default, the outstanding principal balance hereof and all interest accrued thereon shall become due and payable immediately at the election of Noteholder, without notice. Failure to exercise this option upon any such Event of Default shall not constitute or be construed as a waiver of the right to exercise such option subsequently.~~

~~This Note has been executed and delivered in the Commonwealth of Virginia, and shall be construed and governed by the laws of the Commonwealth of Virginia.~~

~~The provisions of this Note shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Noteholder.~~

~~(b)     The Conversion Notes shall be subordinate only to the Corporation's 9.50% Senior Notes due April 2007 (the “2007 Senior Notes”). The principal payments under the Conversion Notes will not begin until after the Corporation tenders its last payment on the 2007 Senior Notes.~~

~~(c)     If the Series D Preferred Stock converts into Conversion Notes, then the aggregate amount of accrued and unpaid dividends payable to holders of the Series D Preferred Stock, including pro-rata dividends, will be added to the principal balance of the Conversion Notes.~~

~~(d)     The Conversion Notes shall be issued pursuant to an indenture substantially similar to the indenture that governs the Corporation's 9.50% Senior Notes due 2007 and that complies with the requirements of the Trust Indenture Act of 1939.~~

~~Section 9.    Ranking. The Series D Preferred Stock will rank senior to the Common Stock with respect to the payment of dividends and amounts payable upon liquidation, dissolution or winding up of the Corporation. The Corporation is not permitted to issue any stock ranking senior to the Series D Preferred Stock as to the payment of dividends or amounts upon liquidation, without the approval of the holders of two-thirds (2/3) of the Series D Preferred Stock.~~

~~Section 10.    Voting.~~

~~(a)     The holders of the Series D Preferred Stock voting as a single class, will have the right to elect two representatives to the Board of Directors of the Corporation so long as there remains outstanding greater than or equal to 50% of the number of shares of Series D Preferred Stock issued in accordance with Section 1(b). If the amount of Series D Preferred Stock at any time outstanding is less than 50% of the number of shares of Series D Preferred Stock issued in accordance with Section 1(b), then the holders of the Series D Preferred Stock will have the right to elect one representative to the Board of Directors of the Corporation. In this event, unless one of the two directors delivers notice of his resignation to the Corporation within ten days after receiving notice of the change in the right of the holders of the Series D Preferred Stock to elect representatives to the Board of Directors, the term of the board representative of the holders of the Series D Preferred Stock who received the fewest number of votes in the most recent election of directors shall terminate effective as of the date on which the amount of Series D Preferred Stock outstanding ceased to be greater than or equal to 50% of the number of shares of the Series D Preferred Stock issued in accordance with Section 1(b). If no Series D Preferred Stock remains outstanding, the holders of the Series D Preferred Stock shall no longer~~

~~have the right to elect any representatives to the Board of Directors of the Corporation, and the term of the board representatives of the holders of the Series D Preferred Stock shall terminate effective as of the date on which the Series D Preferred Stock ceased to be outstanding. However, if the reason that the Series D Preferred Stock ceased to be outstanding is the conversion of the Series D Preferred Stock pursuant to Section 8, then any representatives to the Board of Directors of the Corporation elected by the holders of the Series D Preferred Stock will continue in office until the next succeeding meeting of the shareholders of the Corporation.~~

~~(b)     So long as any shares of Series D Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, as amended, and subject to Section 11 below, the affirmative vote of at least 66‑2/3% of the votes entitled to be cast by the holders of the Series D Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:~~

~~(i)    Any amendment, alteration or repeal of any of the provisions of this amendment to the Articles of Incorporation, the Articles of Incorporation or the Bylaws of the Corporation that materially adversely affects the voting powers, rights or preferences of the holders of the Series D Preferred Stock; provided, however, that the amendment of the provisions of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock or any shares of any class ranking on a parity with the Series D Preferred Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series D Preferred Stock; or~~

~~(ii)     The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior or senior to the Series D Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; provided, however, that no such vote of the holders of Series D Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Series D Preferred Stock at the time outstanding.~~

~~For purposes of the foregoing provisions of this Section 10, each share of Series D Preferred Stock shall have one (1) vote per share, except that when any other series of preferred stock shall have the right to vote with the Series D Preferred Stock as a single class on any matters then the Series D Preferred Stock and such other series shall have with respect to such matters one (1) vote per $10.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series D Preferred Stock shall not have any relative participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.~~

~~Section 11. Restriction on Payments. The Corporation will not make any payments for (a) repurchases, tender offers, and other retirements of Common Stock of the Corporation or (b) dividends on Common Stock in excess of the amount of payment required to maintain the status of the Corporation as a real estate investment trust unless, after taking into account such payment, consolidated shareholders equity of the Corporation, as determined in accordance with generally accepted accounting principles, exceeds 300% of the aggregate Issue Price of the then outstanding Series D Preferred Stock unless approved by the holders of at least 75% of the Series D Preferred Stock.~~

~~Section 12.    Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any share of Series D Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.~~

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# Dynex Capital, Inc.

**IMPORTANT ANNUAL MEETING INFORMATION**

ENDORSEMENT_LINE______________ SACKPACK_____________

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## Electronic Voting Instructions

**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 3, 2013.**

### Vote by Internet

- Go to **www.envisionreports.com/DYNX**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

### Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, 5 and 6.**

1. ELECTION OF DIRECTORS

Nominees: 01 - Thomas B. Akin 02 - Byron L. Boston 03 - Michael R. Hughes
04 - Barry A. Igdaloff 05 - James C. Wheat, III

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

| Proposal | For | Against | Abstain |
|---|---|---|---|
| 2. Proposal to provide advisory approval of executive compensation. | ☐ | ☐ | ☐ |
| 3. Proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000. | ☐ | ☐ | ☐ |
| 4. Proposal to amend the Company's Restated Articles of Incorporation to remove obsolete language regarding the Company's 1999 reverse stock split. | ☐ | ☐ | ☐ |
| 5. Proposal to amend the Company's Restated Articles of Incorporation to remove obsolete language regarding the Series D 9.50% Cumulative Convertible Preferred Stock. | ☐ | ☐ | ☐ |
| 6. Proposal to ratify the selection of BDO USA LLP, independent certified public accountants, as auditors for the Company for the 2013 fiscal year. | ☐ | ☐ | ☐ |

**B Non-Voting Items**

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.

**C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

**NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.**

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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**Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders To Be Held on June 5, 2013:**
The Proxy Statement and the 2012 Annual Report to Shareholders are available at: **http://www.envisionreports.com/DYNX**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — Dynex Capital, Inc.

### Annual Meeting of Shareholders – June 5, 2013

#### THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Stephen J. Benedetti and Alison G. Griffin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Dynex Capital, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held June 5, 2013 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

**THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEM 2, “FOR” ITEM 3, “FOR” ITEM 4, “FOR” ITEM 5 AND “FOR” ITEM 6.**

**(Continued and to be marked, dated and signed, on the other side)**

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